UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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StarTek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS — MAY 7, 2012

PROXY STATEMENT

StarTek, Inc.

44 Cook Street, 4th Floor

Denver, Colorado 80206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2012

To the Stockholders:

The 2012 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation, will be held at the offices of StarTek, Inc., 44 Cook Street, 4th Floor, Denver, CO, 80206, on May 7, 2012, at 8:00 a.m. local time, for the following purposes:

1.              To elect five directors to hold office for a term of one year and until their successors are elected and qualified.

2.              To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012.

3.              To approve an amendment to our Employee Stock Purchase Plan to increase the maximum number of shares available for purchase under the plan by 100,000 shares of our common stock.

4.              To approve, by non-binding vote, the compensation of our named executive officers.

5.              To consider and act upon such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 12, 2012 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the board of directors,

Chad A. Carlson
President and Chief Executive Officer

March 28, 2012

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares will save us the expense and extra work of additional solicitation.  Please vote your shares, as instructed in the proxy materials, as promptly as possible.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

STARTEK, INC.

PROXY STATEMENT

STARTEK, INC.
44 COOK STREET, 4th FLOOR, DENVER, COLORADO 80206
(303) 262-4500

2012 ANNUAL MEETING OF STOCKHOLDERS

May 7, 2012

This Proxy Statement, or a Notice of Internet Availability of Proxy Materials, was first mailed to our stockholders on or about March 28, 2012.  It is furnished in connection with the solicitation of proxies by the board of directors of StarTek, Inc., a Delaware corporation, to be voted at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at the offices of StarTek, Inc., 44 Cook Street, 4th Floor, Denver, CO, 80206, on May 7, 2012, at 8:00 a.m. local time.

OUTSTANDING STOCK AND VOTING RIGHTS

The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $0.01 par value.  Stockholders of record at the close of business on March 12, 2012 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held.  On March 12, 2012, there were 15,267,407 shares of common stock outstanding.

Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to our stockholders.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how to may access and review the proxy material on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Proxies will be voted according to the instructions received either on the proxy card or online via the Internet or telephone.  In the absence of specific instructions, proxies will be voted (i) FOR each of the nominees in proposal 1, (ii) FOR proposals 2, 3, and 4 and (iii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting.

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting.  A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date.  We will pay the cost of solicitation of proxies.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date.  Abstentions and broker non-votes (i.e., when a broker does not have or exercise authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied.  Each stockholder is entitled to cast one vote per share on each matter.

The election of the directors requires a majority (i.e., greater than 50%) of the votes cast in person or by proxy at the Annual Meeting.  If a nominee for director who is an incumbent director is not elected and no successor has been elected at the annual stockholder’s meeting, the director shall promptly tender his or her resignation to the board of directors.  The Nominating and Governance Committee of the board of directors shall make a recommendation to the board of directors whether to accept or reject the resignation.  If accepted, the board of directors, at its sole discretion, may fill any resulting vacancy pursuant to the provisions of the amended and restated bylaws.  If the election of directors is contested, whereby the number of nominees for election exceeds the number of directors to be elected, then the directors shall be elected by the vote of a plurality of the votes cast.  We do not expect the election of directors at the Annual Meeting to be contested and therefore directors will be elected by a majority of the votes cast.  Cumulative voting is not permitted in the election of directors.

The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to ratify our independent registered accounting firm and approve the amendment of our Employee Stock Purchase Plan.  Furthermore, the holders of a majority of the shares of our common stock outstanding must vote on the proposals to approve the amendment of our Employee Stock Purchase Plan.  The proposal to approve our executive compensation is advisory and not binding on us.  However, we will consider our stockholders to have approved our executive compensation if the number of votes for this proposal exceeds the number of votes against this proposal.

For purposes of the proposal to ratify our independent registered accounting firm, the proposal to approve the amendment of our Employee Stock Purchase Plan and any other matters properly brought before the Annual Meeting (other than the approval of our executive compensation), abstentions will have the effect of a vote against the matter.  For purposes of the election of directors and the non-binding approval of our executive compensation, abstentions will not affect the vote taken.  Broker non-votes will not be considered present and do not affect the vote taken on any matter; however, because a majority of the shares of our common stock outstanding must vote on the proposal to approve the amendment of our Employee Stock Purchase Plan, a broker non-vote could have the effect of precluding the matter from being approved.  Because brokers may not vote uninstructed shares on behalf of their customers for “non-routine” matters, which include the election of directors, approval of the amendment of our Employee Stock Purchase Plan and approval of our executive compensation, it is critical that stockholders vote their shares.

The board of directors has selected Ed Zschau and Chad A. Carlson, and each of them, to act as proxies with full power of substitution.  Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities.  The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Unless otherwise noted in this definitive proxy statement, any description of “us,” “we,” “our,” etc. refers to StarTek, Inc. and our subsidiaries.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

The table below presents information as of March 1, 2012, regarding the beneficial ownership of shares of our common stock by:

•             Each of our directors and the executive officers named in the Summary Compensation Table;

•             Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•             All of our current executive officers and directors as a group.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number of Shares(1)	Percentage of Class
A. Emmet Stephenson, Jr. (2)(3)	2,914,382	19.09%
T. Rowe Price Associates (4)	1,625,168	10.64%
Heartland Advisors, Inc. (5)	1,500,000	9.82%
Dimensional Fund Advisors LP (6)	943,985	6.18%
Directors:
John R. Harris (2)(8)	46,322	*
Jack D. Plating (2)(9)	18,564	*
Benjamin L. Rosenzweig (2)(10)	45,079	*
Robert Sheft (2)(11)	74,613	*
Harvey A. Wagner (2)(12)	74,254	*
Ed Zschau (2)(13)	93,277	*
Named Executive Officers:
Chad A. Carlson (2)(14)	116,045	*
David G. Durham (2)(15)	60,336	*
Shelia L. Fisher (2)(16)	26,750	*
A. Laurence Jones (2)(17)	541,304	3.44%
Rod A. Leach (2)(18)	21,664	*
Susan L. Morse (2)	11,284	*
Rodney L. Spires (2)(19)	17,048	*
Lisa A. Weaver (2)	10,000	*
All Current Directors and Executive Officers as a group (15 persons) (7)	568,424	3.64%

*                 Less than one percent.

(1)          Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after March 1, 2012.  Included in this table are all shares of restricted stock (vested and unvested) and deferred stock units (vested and unvested) as of March 1, 2012.  Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)          The address of such person is c/o StarTek, Inc., 44 Cook Street, 4th Floor, Denver, Colorado 80206.

(3)          Mr. Stephenson has entered into an Investor Rights Agreement with us, which is more fully described on page 35 of this definitive proxy statement.

(4)          This disclosure is based on a Schedule 13G/A filed with the Securities and Exchange Commission (SEC) by T. Rowe Price Associates, Inc. on February 9, 2012.  The address of this stockholder is 100 East Pratt Street, Baltimore, Maryland 21202.  These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 925,000 shares, representing 6.1% of the shares outstanding), for which T.

Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  Price Associates reports sole voting power with respect to 683,968 shares and sole dispositive power with respect to 1,625,168 shares.

(5)         This disclosure is based on a Schedule 13G/A filed with the SEC by Heartland Advisors, Inc. and William J. Nasgovitz, President and principal shareholder of Heartland Advisors, Inc., on February 10, 2012.  The address of this stockholder is 789 North Water Street, Milwaukee, Wisconsin 53202.  These securities are owned by various individual and institutional investors, including Heartland Value Fund, a series of the Heartland Group, Inc. (which owns 1,500,000 shares, representing 9.82% of the shares outstanding), for which Heartland Advisors, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Heartland Advisors, Inc. and William J. Nasgovitz are deemed to be beneficial owners of such securities; however, Mr. Nasgovitz expressly disclaims that he is, in fact, the beneficial owner of such securities.  Heartland Advisors, Inc. reports shared voting power with respect to 1,500,000 shares and shared dispositive power with respect to 1,500,000 shares.

(6)         This disclosure is based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 14, 2012.  The address of this stockholder is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.  For purposes of the reporting requirements of the Exchange Act, Dimensional Fund Advisors LP is deemed to be a beneficial owner of such securities; however, Dimensional Fund Advisors, LP expressly disclaims that it is, in fact, the beneficial owner of such securities.  Dimensional Fund Advisors LP reports sole voting power with respect to 915,106 shares and sole dispositive power with respect to 943,985 shares.

(7)         Includes an aggregate of 352,541 shares of common stock underlying vested stock options.

(8)         Includes 17,641 shares of common stock underlying vested stock options.

(9)         Includes 18,564 shares of common stock underlying vested stock options.

(10)    Includes 36,205 shares of common stock underlying vested stock options.

(11)    Includes 36,205 shares of common stock underlying vested stock options.

(12)    Includes 44,923 shares of common stock underlying vested stock options.

(13)    Includes 10,000 shares owned by the Zschau Living Trust and 66,205 shares of common stock underlying vested stock options.

(14)    Includes 71,875 shares of common stock underlying vested stock options.

(15)    Includes 2,325 shares owned by his spouse through an IRA.

(16)    Includes 18,750 shares of common stock underlying vested stock options.

(17)    Includes 464,650 shares of common stock underlying vested stock options.

(18)    Includes 16,664 shares of common stock underlying vested stock options.

(19)    Includes 4,708 shares of common stock underlying vested stock options.

Except as set forth in the table presented previously, we know of no other person that beneficially owns 5% or more of our outstanding common stock.

PROPOSAL 1.

ELECTION OF DIRECTORS

Our Bylaws provide that our board of directors must consist of at least one but no more than nine directors.  Each director serves a one year term (or until his or her successor is elected and qualified).  At the Annual Meeting, our stockholders will elect five directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

The board of directors, upon recommendation of the Governance and Nominating Committee, has nominated existing directors Mr. Chad A. Carlson, Mr. Jack D. Plating, Mr. Benjamin L. Rosenzweig, Mr. Robert Sheft and Dr. Ed Zschau for re-election to serve as directors until their terms expire in 2013.  The names of the nominees, their principal occupations, the years in which they became directors and certain other biographical information is set forth below.  In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders.  We have no reason to anticipate that this will occur.  Mr. John R. Harris and Mr. Harvey A. Wagner are not standing for re-election to a new term.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee and the board of directors considered the information in the individual biographies set forth below as well as the record of service to StarTek of each director nominated for re-election.

Biographical information and qualifications regarding the board of director nominees seeking election is as follows:

Chad A. Carlson Director since 2011 Age 46

Mr. Carlson has served as our President and Chief Executive Officer since June 2011, prior to which he served as our Executive Vice President and Chief Operating Officer from June 2010 to June 2011. Previously, Mr. Carlson served as Executive Vice President of Global Operations at Sitel, a global business process outsourcing company.  In this role since 2008, Mr. Carlson led operations in over 30 countries with 150 locations and more than 60,000 employees, and oversaw over $1 billion in annual revenue.  From 2007 to 2008, Mr. Carlson served as Chief Operating Officer of the Americas and Asia Pacific operations for Sitel and from 2003 to 2007 he served in the same role for ClientLogic, a global business process outsourcing company, prior to its acquisition of Sitel.  Mr. Carlson has over fifteen years of experience in the call center industry, serving in a variety of operational roles including as a site director and global operational leadership roles. Mr. Carlson received his B. S. in Business Logistics from Pennsylvania State University.

The board of directors believes that Mr. Carlson’s strong business background as an operational leader in the business process outsourcing industry is valuable to his service on the board. The board also considered his strong leadership and team building skills demonstrated during his tenure as Chief Executive Officer of our company.

Jack D. Plating Director since 2011 Age 59 Member of the Compensation Committee Member of the Governance and Nominating Committee

Mr. Plating served as Executive Vice President and COO of Verizon Wireless (NYSE:  VZ), a leading wireless service provider, from 2007 through 2009.  Mr. Plating oversaw Verizon Wireless’ nationwide sales and customer service operations, product development and marketing.  Prior to serving as the Executive Vice President and COO of Verizon Wireless, Mr. Plating served as the President of Verizon Wireless’s South Area from 2000 through 2007.  From 1989 to 2000, Mr. Plating held several executive management positions with Bell Atlantic Mobile, one of Verizon Wireless’ predecessor companies, including as the company’s Executive Vice President and COO.  Prior to Bell Atlantic Mobile, Mr. Plating held various other management positions within the telecommunications industry, with companies including Digital Pagin Systems, A+ Communications, Metro Mobile CTS and Motorola Communications and Electronics.  Mr. Plating holds a B.S. in Business Administration and Marketing from the University of Arkansas.  Mr. Plating is currently a director of Zipit

Wireless (privately held) and on the advisory board of Velti PLC (Nasdaq: VELT).

The board of directors believes that Mr. Plating’s experience in the telecommunications industry and his experience overseeing customer service operations will bring valuable experience to the board and assist the Company with its global growth and operational improvement initiatives.  The board also believes Mr. Plating’s extensive leadership experience in senior management positions brings valuable expertise to the board.

Benjamin L. Rosenzweig Director since 2011 Age 27 Member of the Audit Committee Member of the Compensation Committee Member of the Governance and Nominating Committee

Mr. Rosenzweig is currently an analyst at Privet Fund Management LLC. Prior to joining Privet in September 2008, Mr. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. He has considerable financial expertise, including extensive involvement with capital market transactions and turnaround situations. Mr. Rosenzweig graduated magna cum laude from Emory University with a Bachelor of Business Administration degree in Finance and a Bachelor of Arts in Economics.

The board of directors believes that Mr. Rosenzweig’s experience, background and financial expertise, including extensive involvement with capital markets transactions and turnaround situations, allows Mr. Rosenzweig to bring valuable expertise to the board.

Robert Sheft Director since 2011 Age 51 Chairman of the Governance and Nominating Committee Member of the Compensation Committee

Mr. Sheft is currently the Founder, President and Chief Executive Officer of Simply Floored LLC, an innovative home improvement company offering shop-at-home services for flooring and insulation. Mr. Sheft is currently a managing director at Roark Capital Group, a private equity firm based in Atlanta. Prior to starting Simply Floored in 2004, Mr. Sheft was the Founder, President and Chief Executive Officer of RMA Home Services, Inc. (RMA), from 1997 until its acquisition by The Home Depot in December 2003. Mr. Sheft built RMA into one of the largest providers of installed siding and window services in the country, with revenues of more than $200 million, customers in more than 1,000 Home Depot stores nationwide, and 1,200 associates operating out of 22 branch offices and a support center in Atlanta. Prior to founding RMA, Mr. Sheft served for five years as a Managing Director of merchant banking at First Southwest. He began his career as an attorney in the mergers and acquisitions practice of Skadden, Arps, Slate, Meagher & Flom LLP. From 2006 until 2008, Mr. Sheft served on the board of Marathon Acquisition Corp., a special purpose acquisition company. He is a trustee of Pace Academy in Atlanta where he also chairs the Governance Committee. Mr. Sheft graduated Magna Cum Laude with a Bachelor of Science in Finance from the University of Pennsylvania’s Wharton School and as a James Kent Scholar from the Columbia University School of Law.

The board of directors believes that Mr. Sheft’s experience, background and financial expertise, including extensive experience founding, developing and managing companies, allows Mr. Sheft to bring valuable expertise to the board.

Dr. Ed Zschau Director since 1997 Age 72 Chairman of the Board Member of the Audit Committee Member of the Governance and

Dr. Zschau is a Visiting Lecturer with rank of Professor in the Department of Electrical Engineering at Princeton University and was a Professor of Management at Harvard Business School from September 1997 to August 2000. From April 1993 to July 1995, Dr. Zschau was General Manager, IBM Corporation Storage Systems Division. Earlier in his career, he was Founder and CEO of System Industries, Inc. which became a public company in 1980. From 1999 to 2007, Dr. Zschau was a director of the Reader’s Digest Association, Inc., a publicly

Nominating Committee	traded company at the time, and chaired its Finance Committee. Dr. Zschau is a graduate of Princeton University and received his M.B.A., M.S., and Ph.D. degrees from Stanford University

The board of directors believes that Dr. Zschau’s experience in building a technology company, leading a major division of a large multinational corporation, and teaching in the areas of business and technology at world-class universities brings valuable insight to all significant aspects of our business and to leading our board of directors as our Chairman. The board also considers Dr. Zschau to be a financial expert because of his experience as a public company CEO, an IBM division General Manager, and as a professor at Harvard Business School teaching courses in managerial economics and entrepreneurial finance. With thirteen years on our board, Dr. Zschau is our longest serving director and has developed a deep knowledge of our business. His long history with our company, combined with his leadership skills and operating experience, makes him particularly well suited to be our Chairman.

CORPORATE GOVERNANCE

The Board of Directors

As of December 31, 2011, the board of directors was comprised of Mr. Chad A. Carlson, Mr. John R. Harris, Mr. Jack D. Plating, Mr. Benjamin L. Rosenzweig, Mr. Robert Sheft, Mr. Harvey Wagner and Dr. Ed Zschau.  Mr. Robert Sheft and Mr. Benjamin L. Rosenzweig were appointed to the board in May 2011 and replaced previous board members, Dr. Albert C. Yates and Ms. P. Kay Norton.   Mr. Jack D. Plating was appointed to the board in December 2011 to fill the vacancy created by the resignation of Mr. Christopher M. Smith. The board of directors held eight meetings during 2011 and took action by unanimous written consent in lieu of a meeting five times.  Each of the directors attended all full board meetings during 2011 that occurred while they were a director with the exception of Messrs. Chris Smith and Al Yates and Ms. Kay Norton, each of whom missed one meeting.  Our Audit Committee met four times in 2011 and acted by unanimous written consent on one occasion.  All members attended each meeting with the exception of Ms. Kay Norton who missed one meeting.  Our Compensation Committee met eight times in 2011 and acted by unanimous written consent on one occasion.  All members attended all meetings for this committee.  Finally, the Governance and Nominating Committee met five times in 2011 and acted by written consent on one occasion.  All members attended all meetings for this committee.  As a result, all members attended at least 75% of the meetings of the board of directors and committees on which they serve.  We do not require that our directors attend our annual meetings of stockholders; however, Messrs. Carlson, Harris, Smith, Wagner and Dr. Zschau attended the 2011 meeting.

Messrs. Sheft and Rosenzweig were identified as directors by certain of the Company’s stockholders, and were appointed pursuant to a Settlement and Standstill Agreement we entered into with Privet Fund LP, Privet Fund Management LLC, Ryan Levenson, Ben Rosenzweig, A. Emmett Stephenson, Jr. and Toni E. Stephenson, dated May 5, 2011.  At the time of the agreement, the nominating stockholders owned 25.77% of the Company’s common stock as a group.  Mr. Plating was referred to the board of directors by our Chief Executive Officer who learned of Mr. Plating as a result of our Chief Executive Officer’s networking among his peers at other companies.

Our board of directors has determined that each of Mr. Harris, Mr. Plating, Mr. Rosenzweig, Mr. Sheft, Mr. Wagner and Dr. Zschau are independent directors under the regulations of the New York Stock Exchange (the “NYSE”).  None of these directors or nominees has any relationship or has been party to any transactions that the board believes could impair the independent judgment of these directors or nominees in considering matters relating to us.

Leadership Structure of our Board

Dr. Zschau has served as our non-executive Chairman since May 2006.  We have maintained a leadership structure since that time with the non-executive Chairman separate from the Chief Executive Officer, although the board has no formal policy with respect to the separation of such offices.  The independent directors meet regularly without management present, and Dr. Zschau, our Chairman, presides at these meetings.

Our board of directors believes that it is the proper responsibility of the board to determine who should serve as Chairman and/or Chief Executive Officer and whether the offices should be combined or separated. The board members have considerable experience and knowledge about the challenges and opportunities the company faces. The board, therefore, is in the best position to evaluate the company’s current and future needs and to judge how the capabilities of the company’s directors and senior management from time to time can be most effectively organized to meet those needs.  The board believes that the separate offices of the Chairman and CEO currently functions well and is the optimal leadership structure for our company. While the board may combine these offices in the future if it considers such a combination to be in the best interest of the company, it currently intends to retain this structure.

The Board also has three standing committees: Audit, Compensation and Governance and Nominating Committees as described below.  The description of current membership is as of March 1, 2012.  With the reduction in board size from seven members to five, the board intends to reconstitute the committees following the results of the annual meeting.

Audit Committee

Our board of directors has an Audit Committee that assists the board of directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process and our systems of internal accounting and financial controls.  The Audit Committee has adopted a written charter which is available on our website at www.startek.com.  The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. As of March 1, 2012, the members of the Audit Committee are Mr. Wagner, Mr. Rosenzweig and Dr. Zschau, each of whom is an “independent director” as defined by the NYSE’s listing standards and is financially literate. Our board of directors has determined that Mr. Wagner, Chairman of the Audit Committee, and Dr. Zschau, Audit Committee member, each qualify as an “audit committee financial expert” under SEC rules.

Compensation Committee

Our board of directors also has a Compensation Committee, for which the board has adopted a written Compensation Committee Charter.  A current copy of this charter is available on our website, www.startek.com.  The Compensation Committee reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our executive officers. In addition, the committee is responsible for oversight of our equity incentive plans.  As of March 1, 2012, the members of the Compensation Committee are Mr. Harris, Mr. Plating, Mr. Rosenzweig and Mr. Sheft, each of whom is an “independent director” as defined by the NYSE’s listing standards.  As of March 1, 2012, Mr. Harris is the Chairman of the Compensation Committee.

Governance and Nominating Committee

The Governance and Nominating Committee of our board of directors is responsible for the nomination of candidates for election to our board, including identification of suitable candidates, and also oversees our corporate governance principles and recommends the form and amount of compensation for directors to the board for approval.  The Governance and Nominating Committee also administers annual self-evaluations of the board of directors and all committees of the board.  The Governance and Nominating Committee has adopted a written charter which is available on our website, www.startek.com.  As of March 1, 2012, the members of the Governance and Nominating Committee are Mr. Sheft, Mr. Harris, Mr. Plating, Mr. Rosenzweig, Mr. Wagner and Dr. Zschau, each of whom is an “independent director” as defined by the NYSE’s listing standards.  Mr. Sheft is the Chairman of the Governance and Nominating Committee.  Notwithstanding the Governance and Nominating Committee, certain of our nominees to our board of directors may be named in the future by certain of our stockholders pursuant to the terms of an Investor Rights Agreement described on page 35 under “Investor Rights Agreement.”

Director Nominations

The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because our bylaws permit any stockholder to nominate director candidates, and the committee believes that it can adequately evaluate any such nominees on a case by case basis. The committee will consider director candidates proposed in accordance with the procedures set forth on page 41 under “Stockholder Proposals,” and will evaluate stockholder-recommended candidates under the same criteria as other candidates.

Although the committee does not currently have formal minimum criteria for nominees, it considers a variety a factors such as a nominee’s independence, prior board experience, relevant business and industry experience, leadership experience, ability to attend and prepare for board and committee meetings, ethical standards and integrity, cultural fit with the company’s existing board and management, and how the candidate would add to the diversity in backgrounds and skills of the board.  The Governance and Nominating Committee takes into account diversity considerations in determining our nominees and believes that, as a group, the nominees bring a diverse range of perspectives to the board’s deliberations; however, we do not have a formal policy on board diversity. Any candidate must state in advance his or her willingness and interest in serving on our board.  In identifying prospective director candidates, the Governance and Nominating Committee seeks referrals from other members of the board, management, shareholders and other sources. The Governance and Nominating Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the board’s effectiveness.

Board’s Role in Risk Oversight

The board of directors takes an active role in risk oversight of our company both as a full board and through its committees.  The agendas for the board and committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our company’s strategies and compensation plans.  In 2011, at each regularly scheduled Audit Committee meeting, management presented a summary of enterprise risks, mitigation strategies and progress on previously identified risks and mitigation steps.  The Audit Committee then determined whether the mitigation activities were sufficient and whether our company’s overall risk management process or control procedures required modification or enhancement.  The objectives for the risk assessment included (i) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; (ii) developing a defined list of key risks to be shared with the Audit Committee, board and senior management and (iii) determining whether there are risks that require additional or higher priority mitigation efforts.  We plan on continuing this iterative process in 2012.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines, in accordance with applicable rules and regulations of the SEC and NYSE, to govern the responsibilities and requirements of the board of directors. A current copy of our Corporate Governance Guidelines is available on our website, www.startek.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer.  The Code of Business Conduct and Ethics is available on the investor relations page of our website at www.startek.com.  We intend to disclose on our website any amendments to or waivers of the code applicable to our directors, principal executive officer, principal financial officer, chief accounting officer, controller, treasurer and other persons performing similar functions within four business days following the date of such amendment or waiver.

Related Person Transaction Approval Policy

Our Audit Committee reviews and pre-approves transactions we may enter into with our directors, executive officers, principal stockholders (greater than 5%) or persons affiliated with our directors, executive officers or principal stockholders. Our Audit Committee has adopted formal procedures for these reviews. We have a written related person transaction approval policy which the Audit Committee is responsible for applying.  Transactions subject to this policy include any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company is or will be a participant and in which a related person has a direct or indirect interest.  A related person includes (1) all of our directors and executive officers, (2) any nominee for director, (3) any immediate family member of a director, nominee for director or executive officer and (4) any holder of more than five percent of our common stock, or an immediate family member of such holder.  The standards for approval by the Audit Committee include (i) whether the terms are fair to the Company, (ii) whether the transaction is material to the Company, (iii) the role that the related person has played in arranging the transaction, (iv) the structure of the related person transaction and (v) the interests of all related persons in the transaction.  Furthermore, our Code of Business Conduct and Ethics requires directors and executive officers to disclose any transaction with us in which they may have a direct or indirect interest.

Available Information

Copies of our key corporate governance documents, including the committee charters, described previously, are available on the investor relations page of our website at www.startek.com.  Any stockholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to: Sr. Director of SEC Reporting, 44 Cook Street, 4th Floor, Denver, Colorado, 80206.

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of March 28, 2012:

Officer Name	Age	Position	Since

Chad A. Carlson	46	President and Chief Executive Officer	2010
Lisa A. Weaver	43	Senior Vice President, Treasurer and Chief Financial Officer	2011
Shelia L. Fisher	60	Senior Vice President, Sales and Marketing	2011
Dave M. Gomez	47	Senior Vice President, General Counsel and Secretary	2010
Mark J. Veyette	53	Senior Vice President and Chief Technology Officer	2011
Rod A. Leach	44	Senior Vice President and General Manager, North America Operations	2010
Julie M. Weingardt	49	Senior Vice President, Support Services	2010
Rodney L. Spires	42	Vice President, Operations	2010
Brian P. Gray	40	Vice President, Latin America	2010

Mr. Carlson’s biography appears under the heading “Election of Directors.”

Lisa A. Weaver; age 43; Senior Vice President, Chief Financial Officer and Treasurer

Ms. Weaver has served as our Senior Vice President, Chief Financial Officer and Treasurer since November 2011.  Ms. Weaver previously served as North America Chief Financial Officer of Recall Corporation, a global provider of document management, data protection and document destruction services, since February 2011.  Prior to joining Recall, Ms. Weaver held various finance leadership positions, most recently as the North America Chief Financial Officer and Global FP&A Leader, with Sitel, a global business process outsourcing (BPO) company, from May 2000 until January 2011.  Ms. Weaver received her B.S. in Finance from Wayne State University in Detroit.

Shelia L. Fisher; age 60; Senior Vice President, Sales and Marketing

Ms. Fisher has served as our Senior Vice President, Sales and Marketing since January 2011.  Ms. Fisher previously served as Vice President, Synergy Revenue at ACS, a Xerox Company that provides BPO and IT outsourcing across a variety of industries.  She served in this role since February 2010 when Xerox acquired ACS, leading ACS cross-selling efforts aimed at leveraging full Xerox and ACS capabilities.  From 2003 to February 2010, Ms. Fisher served in various roles of increasing responsibility within ACS, including Vice President, Business Process Solutions Group and Sales Director, Global Customer Care.  From 2001 to 2003, Ms. Fisher was Executive Vice President, Business Development of CyberRep until its acquisition by ACS.  Ms. Fisher began her career in the BPO industry at Sykes Enterprises, Inc. where she was Senior Business Development Director from 1999 to 2001.  Prior to this she served in various sales and operational roles in the energy, insurance and banking industries.  Ms. Fisher’s education includes an MBA, State University of New York at Buffalo, BA, English, Drew University and Bank Marketing School, University of Colorado.

Dave M. Gomez; age 47; Senior Vice President, General Counsel and Secretary

Mr. Gomez has served as our Senior Vice President, General Counsel and Secretary since October 2010.  From 2008 until 2009 he served as Chief Legal Officer and Chief Compliance Officer with eTelecare Global Solutions, a Philippine-based BPO provider with over 13,000 agents worldwide.  From 2005 until 2008, Mr. Gomez served as General Counsel for ProLink Holdings Corp. and from 2004 to 2005 as Senior Attorney at EaglePicher Incorporated. From 1996 to 2003, he was an associate with the law firm of Quarles & Brady, Streich Lang, LLP in Phoenix, Arizona.  Prior to his legal career, Mr. Gomez was a Senior Design Engineer with Loral-Vought Systems and Rockwell International Space Systems Division. Mr. Gomez holds a Bachelor’s degree in Aeronautical Engineering from Arizona State University, an M.B.A. from Pepperdine University and a Juris Doctorate from The University of Texas School of Law.

Mark J. Veyette; age 53; Senior Vice President, Chief Technology Officer

Mr. Veyette has served as our Senior Vice President and Chief Technology Officer since April 2011.  Mr. Veyette has more than 25 years of experience in the telecommunications, cable and satellite television industries. Prior to joining StarTek, Mr. Veyette was Vice President of Strategic Accounts for HCL Technologies America, a leading global IT services company, from August 2010 until April 2011. From August 2007 until August 2010, Mr. Veyette was Vice President — EIT and IT Governance for T-Mobile USA, a wireless telecommunications provider.  From September 2005 until August 2007, Mr. Veyette was Vice President of Operations and Information Technologies for Echostar Communication, LLC, a satellite television provider.   Mr. Veyette’s prior experience also includes a position as VP Enterprise Operations, Information Technologies with AT&T Broadband. Mr. Veyette began his career at AT&T and held various positions, the last of which was as director of American Transtech, which provided outsource customer and employee care services to Fortune 500 companies.  Mr. Veyette earned his bachelor’s degree in computer science from Seton Hall University.

Rod A. Leach; age 44; Senior Vice President and General Manager, North America Operations

Mr. Leach joined StarTek in 2010 as StarTek’s Regional Vice President, Operations.  In July 2011, Mr. Leach was promoted to Senior Vice President and General Manager, North America Operations and leads operations for all North American sites.  Prior to joining StarTek, Mr. Leach served as Chief Operations Officer for TMS Health, an emerging healthcare-centric service and support business, from 2009 until 2010. From 2004 until 2009, Mr. Leach was SVP of Operations for Sitel, a global business process outsourcing company, managing operations for 16 contact centers and 6,000 employees. Prior to his role at Sitel, he co-founded Service Zone, an international contact center company, which grew to nine centers and an $85 million enterprise. The company helped their clients win numerous J. D. Power awards and other customer service awards including the Dell Diamond Award.  Mr. Leach began his career with Gateway where he was the Director of Technical Support and Business Client Care.

Julie M. Weingardt; age 49; Senior Vice President, Support Services

Ms. Weingardt joined StarTek in 2010 as Vice President, Operations. In October 2011, Ms. Weingardt was promoted to Senior Vice President, Support Services. Ms. Weingardt is responsible for supporting the departments of recruiting, training and development, project implementation, resource planning and operational reporting globally.  Prior to joining StarTek, Ms. Weingardt served as Executive Vice President of Operations at TMS Health, a leading global provider of outsourced multi-channel contact center services specializing in the healthcare/pharmaceutical and medical device industries, from 2009 until 2010.  From 2004 through 2009, Ms. Weingardt served as Senior Vice President of Operations at Sitel, a global business process outsourcing company.  Prior to her service at Sitel, Ms. Weingardt spent eleven years with Sykes, a global business process outsourcing company, in varying roles of increasing responsibility.   Ms. Weingardt earned her bachelor’s degree in elementary education from the University of Northern Colorado and her M.B.A from Cornell University.

Rodney L. Spires; age 42; Vice President, Operations

Mr. Spires has served as our Vice President, Operations since March 2010.  Mr. Spires leads operations for all Philippine locations.  Prior to joining StarTek, Mr. Spires was Vice President of Operations for Sitel, a global business process outsourcing company, from 2004 until 2010.  Mr. Spires served in increasing roles of responsibility in his six year tenure at Sitel.  Prior to his service at Sitel, Mr. Spires spent seven years with Sykes, a global business process outsourcing company, in varying roles of increasing responsibility.  Mr. Spires earned degrees in financial management and avionics from the Community College of the Air Force.

Brian P. Gray; age 40; Vice President, Latin America

Mr. Gray has served as Vice President, Latin America since November 2010.  Mr. Gray leads operations for all Latin American sites.  Prior to joining StarTek, Mr. Gray served as Senior Vice President, Latin America for Sitel, a global business process outsourcing company, from 2000 until 2010.  During his ten years at Sitel, Mr. Gray had held varying roles of increasing responsibility overseeing diverse geographic locations, including BPO expansions into India, Mexico, Nicaragua, Panama, Columbia, Brazil and Chile where he had operational responsibility for six countries, fourteen contact centers and 11,000 employees.   Mr. Gray earned his bachelor’s degree in marketing from New Mexico State University.

COMPENSATION DISCUSSION AND ANALYSIS

Summary

The Compensation Committee of our Board (the “Committee”) authorized an executive compensation program in 2011 that is designed to achieve our executive compensation objectives described below. The principal elements of that program include a base salary, an annual cash incentive and an annual grant of long-term equity incentives. Our compensation structure is performance-based, but also reflects our desire not to encourage excessive risk-taking.  We believe that this blend of components provides our leadership team with the appropriate incentives to create long-term value for stockholders while taking thoughtful and prudent risks in the short term.

Element	Type of Compensation	Objective
Annual Cash Compensation	Base Salary	Provide a competitive salary reflective of position and individual performance
	Annual Incentive	Motivate executives to achieve strategic

objectives through annual financial and non-financial goals. Key performance metrics in 2011 for financial goals are revenue and EPS.

Long-Term Equity Incentives	Restricted Stock Stock Options	Motivate executives to make decisions that focus on long-term stockholder value creation

We seek to become a market leader in providing meaningful impact BPO services to our clients. Our approach is to develop relationships with our clients that are partnering and collaborative in nature where we are focused, flexible and responsive to their business needs.  In addition we offer creative industry-based solutions to meet our clients’ ever changing business needs.  The end result is the delivery of a quality customer experience to our client’s customers. To become a leader in the market, our strategy is to:

•                  grow our existing client base by deepening and broadening our relationships;

•                  add new clients and continue to diversify our client base;

•                  improve the profitability of our business through operational improvements, increased utilization and right-sizing our North American operation;

•                  expand our global delivery platform to meet our client needs; and

•                  broaden our service offerings by providing more innovative and technology-enabled solutions.

During 2011, we further expanded our near-shore delivery platform by opening our first facility in Honduras.  Management believes that the labor market in Honduras is strong and our position as an early entrant into this country provides us a competitive advantage to win business with new and existing customers.  During 2011, we also continued to grow our headcount in the Philippines, where we added over 1,100 new full-time equivalent agents.  We believe that diversifying our geographic platform by expanding offshore and near-shore will result in improved margins and position us for future growth.  In 2011, we decreased our North American footprint by closing one facility in the U.S. early in the year and one Canadian facility in the third quarter of 2011.  The decision to close these facilities was due to lower client volumes, and an effort to improve utilization at our centers, thus driving efficiencies and improved margins.  We will continue to evaluate the profitability of our North American locations.   In 2011, we made progress on our strategic objective to add new clients by signing eight new contracts.  We also built-out StarTek Advantage System which builds upon the development of the StarTek operating platform in order to drive efficiencies in our operation, execute on our core offerings and deliver customized processes and solutions to our clients.

In 2011, the Compensation Committee reviewed the compensation of our NEOs in conjunction with their appointments.  Our CEO was promoted to that position in June, our CFO in November, our CTO in April, our SVP of Sales and Marketing in January and our SVP & General Manager of North American Operations at the time of his promotion in July.  In addition, our CEO received an annual grant of options and restricted stock.  Based on the turnover in our executive management, performance in 2010 was not taken into account when setting the base compensation of our named executive officers, but 2011 performance will be reflected in 2012 reviews and salary adjustments.

At our 2011 Annual Meeting, our stockholders approved our executive compensation by a vote of 92.9% of the votes cast.  Accordingly, our Compensation Committee considered this high level of stockholder approval and determined that no changes needed to be considered as a result of the vote.  The incremental changes in our executive compensation for fiscal 2011 were made on the basis of the factors described in this Compensation Discussion and Analysis, and are consistent with the same general philosophy that stockholders supported last year.

Objectives

As noted above, our compensation programs are intended to provide a link between the creation of stockholder value through execution of the Company’s business strategy and the compensation earned by our executive officers and certain key personnel.  The objectives of our compensation programs are to:

•                  attract, motivate, and retain superior talent;

•                  ensure that compensation is commensurate with our overall performance and increases to stockholder value in the short and long term, and

•                  ensure that our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable growth in stockholder value.

Elements of Executive Compensation Structure

Our compensation structure is significantly performance-based, but also reflects our desire to discourage excessive risk-taking.  The structure rewards the senior executives with a blend of base salary, short-term incentives, long-term rewards and, in some cases, required share ownership.  We believe that this blend of components provides senior leadership team with the appropriate incentives to create value for stockholders while taking thoughtful and prudent risks to grow the value of our company.  The Compensation Committee and Audit Committee work closely to ensure that there is a shared risk assessment view.

Our compensation structure consists of three elements of remuneration.

•                  Competitive base pay and suite of retirement, health, and welfare benefits.  Our executives receive the same retirement, health, and welfare package provided to all of our exempt employees, plus supplemental company-paid life insurance, long-term disability and accidental death and dismemberment insurance.  This tier of remuneration is designed to be sufficiently competitive, given market and economic conditions, to attract and retain high-quality executives.

•                  Short-term incentive bonus plan linked to both personal goals and company performance.  Potential payments under this plan were to occur twice during 2011 and were based on achievement of personal goals and the extent to which the company met its stated financial goals, as described further below.

•                  Long-term incentives designed to reward the achievement of sustainable growth in stockholder value.  These long-term incentives are typically in the form of stock options and restricted stock awards granted under the StarTek, Inc. 2008 Equity Incentive Plan with performance vesting triggers.

Purpose of the Current Incentive Plan Structure

The purpose of the short-term incentive plan structure is to ensure that executives remain focused on improving operating efficiencies despite short-term challenges such as significant offshore and near shore growth efforts and the right-sizing of onshore capacity.  We recognize that growth in revenue without increased operating efficiencies and income from operations is counter-productive.  The short-term incentive plan is designed to keep executives focused on this reality and on improving revenue growth and operational efficiencies while decreasing our non-operating expenses.  Eighty percent of available short-term incentives are linked to these financial goals.  To a lesser extent, the short-term incentive plan also allows for non-financial personal goals designed to achieve company strategic goals.  These non-financial goals account for the remaining 20% of available short-term incentives.  This allows us to place a focus on specific strategic actions which may not have returns in the short-term and to align the entire executive team on the business necessity of preparing for the future.

Long-term incentives provided to our executives consist of equity grants in the form of stock options or restricted stock grants which are designed to retain key personnel and keep executives focused on increasing long-term stockholder value through sustainable improvements in our business, as reflected in our stock price.  Pressure, real or perceived, to achieve short-term earnings goals could create a temptation to slow longer-term growth.  However, the combination of growth and sustained improvement in profitability is necessary for sustained improvement in our stock value.  Accordingly, the long-term incentives keep executives focused on both our short and long-term success.  These long-term incentives also have a performance vesting requirement based on the short term bonus plan.

How We Determine to Pay What We Pay

Our cash compensation policy is based on our ability to attract and retain executive management.  We determined market norms by referencing executive officer salaries and bonuses at peer companies in 2009.  These norms were based on a twelve company peer group of business processing outsourcing companies (see “Benchmarking of Compensation” below), and third party compensation surveys.  The level at which company performance determines a certain executive’s bonus payout is different depending on the level of the executive; generally, 80% of the bonus criteria for the executive officers are tied closely to company financial performance, while the bonuses of other management personnel are based partially on company or site performance and partially on individual performance during the year.

Our Compensation Committee takes several factors into account in determining the level of long-term incentive opportunity to grant to executive officers.  In 2011, the Compensation Committee primarily took the following factors into account:

•                  the level of each executive officer’s role

•                  each executive officer’s performance,

•                  equity compensation grants made in the past,

•                  recent changes in stock value,

•                  value realized by executives from past grants,

•                  the financial statement impact of equity compensation grants,

•                  the level of grant required to keep executives focused and motivated in the coming year, and

•                  competitive practices among our peer group with regard to long-term incentives in that particular year.

Our approach to allocating between long-term and short-term compensation is based on the following key assumptions:

•                  The majority of an executive’s cash compensation comes in the form of a base salary.  The cash from these base salaries can be enhanced by the payment of a bonus that we believe is at market norms.  This level of payment will only come, however, if we achieve above target performance in revenue and profitability or earnings per share.  Therefore, by linking Company performance to all or some of the payment of an annual bonus, we can provide a strong incentive for our executives to improve key business drivers and thus, revenue and profitability.

•                  We expect that in the long run, the bulk of executive officer compensation will come from stock price appreciation and other long-term incentives.  Executives are allocated sufficient equity upside to ensure that they will be rewarded for sustained increases in stock value.  We believe that we can drive increases in stock value through sustainable growth and improvement in profitability as well as by maintaining credibility in the marketplace.  Through these means, we hope to motivate our executives to create the kind of sustained increase in share value that will reward stockholders and executives alike.

Benchmarking of Compensation and Determination of Base Pay

Since we view the benchmark companies as competitors for talent, we believe it is useful to continue to examine their pay practices from time to time.  Once we establish our base pay ranges, performance and experience in the role, as determined by our Compensation Committee, differentiate the base pay that executives earn.

In 2009, our Compensation Committee engaged Frederic W. Cook, Inc., an independent compensation consulting firm, to perform a review of our executive compensation program focusing on the program’s effectiveness in supporting our business strategy; its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value; and the changing business and regulatory environment, institutional investor initiatives, corporate governance considerations, etc.  The review included salaries, annual performance bonuses, long-term incentives and other program features.  The consultant reported directly to the Compensation Committee.

Also in 2009, Frederic W. Cook, Inc. conducted an update of the benchmarking.  This benchmarking looked at publicly traded business process outsourcing companies that have annual revenue in the range of $200 million to $500 million.  We included the following companies in our benchmark analysis:

•	APAC Customer Services	•	iGate
•	CDI	•	Lionbridge Technologies
•	COMFORCE	•	PFSweb
•	Computer Task Group	•	Rainmaker Systems
•	ExlService Holdings	•	Sykes Enterprises
•	ICT Group	•	Virtusa

The Compensation Committee requested that the review of our executive compensation program focus on its relative reasonableness and effectiveness compared to competitive practice for companies in related businesses of similar size and market value, such as those described above.  We looked at the compensation paid to the executive officers of these companies to assess where we stand relative to market.  At the time we observed that our base pay was at or slightly below the midpoint of base pay for executive officers of these companies. We examined the long-term incentive opportunity for our executive officers in 2009.

The Compensation Committee made the determination that it would weight the elements of the CEO’s compensation toward incentive-based and equity-based compensation to align his personal interests with those of our stockholders.

In 2011, the only NEO to receive merit review and consideration and an increase to his base pay was our former CEO.  The amount of the increase was based on performance in 2010.  The increase was effective on April 1, 2011.  The CEO performance evaluation is based on a seven factor analysis (Strategic Leadership, Operational Management, Financial Management, Human

Resources Management, Governance and Guardianship, Board Relations, and Shareholder relationships) with an additional eight Areas of Focus.  Input was received from the CEO and all independent members of the Board of Directors.  The evaluation for FY 2010 was met expectations.  The base salaries of our new NEOs during 2011 were determined as a result of our examination of the marketplace and salary negotiations with the new NEOs at the time of hire.

In 2010, our Compensation Committee engaged James F. Reda & Associates, LLC, an independent compensation consulting firm, to perform consulting services and review of our executive compensation program.  This consultant was hired by and will report directly to the Compensation Committee.

Executive Incentive Bonus Plan

The Compensation Committee approves the executive incentive bonus plan based on related corporate financial targets set annually by the Board of Directors.  The plan can be changed, suspended or eliminated, in whole or in part, at any time, with or without notice to participants in the incentive bonus plan.

Payments made under the annual executive incentive bonus plan are subject to both non-financial and financial objectives.  The extent to which non-financial objectives weigh on an individual’s bonus payment is different depending on the level of the individual in the organization.  Specifically, lower level executives’ bonus payouts are weighted more heavily towards individual and business unit goals and higher ranking executives’ bonuses are weighted more heavily towards Company-wide financial metrics.  For 2011, the overall bonus potentials for the executive officers ranged from 40% to 100% of each executive officer’s base salary, as follows:

•	the Chief Executive Officer	100%
•	the Chief Financial Officer	60%
•	the Senior Vice Presidents (other than sales)	40%	(SVP Sales is subject to a Sales Commission plan)

The corporate financial targets accounted for 80% of the bonus potential and the non-financial targets for 20%.  Payments were to be made in two installments, one for first half performance attainment to be paid in August 2011 and a second for full year performance attainment to be paid in March 2012.  Thirty percent of the financial bonus potential was tied to financial performance objectives for the first half of 2011 and seventy percent of the financial bonus potential was tied to performance objectives for the full year of 2011.  The non-financial goals were weighted equally for the first and second halves of the year.

The incentive bonus plan targets rewards those results which support the Company strategy to grow and improve the profitability of our business.  Of the eighty percent total, thirty percent of the bonus potential was based on revenue and fifty percent on EPS.  Bonus payments are made only if the targets are met within a very tight threshold.

We established targets for the financial goals along with threshold attainment for bonus payout.  A revenue target of approximately $118 million was set for the first half of 2011 and approximately $240 million for the full year of 2011.  For the half year and full year revenue targets a threshold of 95% achievement was set below which no payment would be made.  Similarly, EPS targets were set for the half and full year of 2011.  Again, a threshold achievement was set below which no payments would be made.  Finally, a binary trigger was also introduced such that no bonus payments for the non-financial targets would be made if Adjusted EBITDA, which the company defines as net income (loss) plus income tax expense, interest income (expense), impairment and restructuring charges, depreciation expense and stock compensation expense, was not positive.  The payments for percentage achievement of revenue and EPS targets were as follows:

	2011 – 1ST HALF BUSINESS TARGETS
	REVENUE
	Rev ($)	% Target	% Earned
	112.1	95	50
	113.3	96	60
	114.5	97	70
	115.6	98	80
	116.8	99	90
Target 100%	118.0	100%	100%

	2011 – FULL YEAR BUSINESS TARGETS
	REVENUE
	Rev ($)	% Target	% Earned
	228.0	95	50
	230.4	96	60
	232.8	97	70
	235.2	98	80
	237.6	99	90
Target 100%	240.0	100%	100%

	2011 – 1ST HALF BUSINESS TARGETS
	EPS
	EPS ($)	% Target	% Earned
	(0.40)	90	50
	(0.39)	92	60
	(0.38)	94	70
	(0.37)	96	80
	(0.37)	98	90
Target 100%	(0.36)	100%	100%

	2011 – FULL YEAR BUSINESS TARGETS
	EPS
	EPS ($)	% Target	% Earned
	(0.28)	90	50
	(0.27)	92	60
	(0.27)	94	70
	(0.26)	96	80
	(0.26)	98	90
Target 100%	(0.25)	100%	100%

The threshold for revenue was met in the first half of 2011 ($116.6 million) but the EPS goal was not met.  Neither the revenue nor the EPS goal for the full year 2011 was met.  This resulted in an 88.5% payout for the revenue goal for the first half but no payout for the full year.  There were no payouts for EPS for either the first half or full year of 2011.  In addition, Adjusted EBITDA was negative for the full year so no bonuses were paid for individual targets irrespective of achievement.  Therefore, the calculations for the first half and full year of 2011 were as follows (shown as attainment percentage × percentage of total bonus calculation × weighting between first and second half):

•	First half:	Revenue:	(88.5% × 30% × 30%)	=	7.96%
		EPS:	(0% × 50% × 30%)	=	0
					7.96%

•	Full year	Revenue:	(0% × 30% × 70%)	=	0
		EPS:	(0% × 50% × 70%)	=	0
					0

The following payments were made to our NEOs for financial performance in 2011:

•	Mr. Carlson	$19,121
•	Mr. Durham	$19,118
•	Ms. Fisher	$7,503
•	Ms. Morse	$8,910

The non-financial portion of the bonus potential in 2011 (20%) was based on the attainment of individual goals.  These goals were intended to be strategic in nature and ensure that the executive team was focused on not just current delivery but on actions that would also produce future gains.  Targets were defined and were to be paid out in two equal half year installments with separate goals.  At the conclusion of the first half year period the Compensation Committee reviewed the performance of each individual against his or her individual goals, and determined the attainment in its opinion.  The Committee did not review individual goals for the full year as the individual goals had a binary trigger of positive Adjusted EBITDA.  In other words, if Adjusted EBITDA was negative, there would be no payout of individual goals even if achieved.  Based on this trigger, there were no payouts for the second half of 2011 but payments were made for the first half of 2011.

Mr. Carlson’s goals for the first half of 2011 were: (i) to improve gross margin through capacity management, site closures, optimization and creation of standard operating procedures, (ii) to improve agent retention by 15%, and (iii) to utilize strategic partnerships to expand IVR, chat, social media and managed service offerings.  Goal (i) was deemed not to have been met but goals (ii) and (iii) were deemed to have been met and therefore Mr. Carlson was awarded 66.67% or $13,996 of his bonus potential for his individual goals.  Combined with his payment for first half financial performance, Mr. Carlson received a total incentive bonus of $33,117 in 2011.

Mr. Durham’s goals for the first half of 2011 were: (i) to hire a VP of Finance and improve the accounting and finance teams, (ii) improve operational reporting, institute monthly accounting and FP&A reviews with operation, and (iii) continue SG&A reductions.  All of Mr. Durham’s first half goals were deemed to have been met and he was therefore awarded 100% of his first half bonus potential or $20,991.  Combined with his payment for first half financial performance, Mr. Durham received a total of $40,109 in 2011.

Ms. Fisher’s goals for the first half of 2011 were to (i) achieve sales bookings of $20 million, (ii) add at least three new logo deals, and (iii) secure two new vertical (non-communications) clients.  All of Ms. Fisher’s first half goals were deemed to have been met and she was therefore awarded 100% of her first half bonus potential or $8,238.  Combined with her payment for first half financial performance, Ms. Fisher received a total of $15,741 in 2011.

Ms. Morse’s goals for the first half of 2011 were to (i) hire a CTO, (ii) create a corporate and site on-boarding SOP, and (iii) define and implement automated HR reporting.  Goals (i) and (iii) were deemed to have been fully met and goal (ii) was deemed to have been 75% met and therefore Ms. Morse was awarded 91.67% of her bonus potential or $8,967.  Combined with her payment for first half financial performance, Ms. Morse received a total of $17,877 in 2011.

None of Ms. Weaver, Mr. Leach, or Mr. Spires was reviewed by the Committee for first half or full year performance as each assumed a role on the senior leadership team after June 30, 2011.  Mr. Spires’ performance was reviewed by the CEO prior to his appointment to the senior leadership team and based upon his performance during the year he received a 5% merit increase.  Mr. Spires and Mr. Leach were awarded bonuses in the first half of 2011 under the incentive bonus plan for employees other than senior executives.  As Vice Presidents during the first half of 2011, the bonus potentials for Mr. Spires and Mr. Leach were 30% of base salary.  Mr. Spires and Mr. Leach’s first half of 2011 bonus payouts were reviewed by the CEO.  Mr. Spires and Mr. Leach received bonuses for the first half of 2011 of $11,399 and $27,271, respectively.  The components of the bonus were weighted as follows:  1) 20% regional revenue target, 2) 20% regional gross profit target, 3) 20% regional variable margin target, 4) 25% client metrics (individual goals) and 5) 15% attrition target.  The targets for Mr. Spires and Mr. Leach were as follows.

	Revenue, Gross Margin and Variable Margin								Attrition
	Revenue ($)		Gross Profit ($)		Variable Margin (%)%			%	Attrition (%)%			%
	Spires	Leach	Spires	Leach	Spires	Leach	Target	Earned	Spires	Leach	Target	Earned
							<90	0			<80	0
							90	50			80	50
							91	55			81	52.5
							92	60			82	55
							93	65			83	57.5
							94	70			84	60
							95	75			85	62.5
							96	80			86	65
							97	85			87	67.5
							98	90			88	70
							99	95			89	72.5
Target 100%	24.1	21.3	4.2	1.6	54.8	28.4	100%	100%			90	75
							101	102			91	77.5
							102	104			92	80
							103	106			93	82.5

104	108				94	85
105	110				95	87.5
106	112				96	90
107	114				97	92.5
108	116				98	95
109	118				99	97.5
110	120	Target 100%	<25	<25	100	100
>110	120

Mr. Spires’ client metrics (or individual goals) for the first half of 2011 were: (i) reduce SG&A costs by 15% over prior year (45% weighting), (ii) achieve Company-wide attrition of less than 43.68% (45% weighting) and (iii) attend industry events (10% weighting).  Goals (i) and (iii) were deemed to be 100% met and goal (ii) was deemed to be 50% met and therefore Mr. Spires was awarded 78% or $4,973 of his bonus potential for his individual goals.  Mr. Spires was awarded $6,426 for first half of 2011 financial goals.  The calculation for the first half of 2011 financial goals for Mr. Spires were as follows (shown as attainment percentage × percentage of total bonus calculation × weighting between first and second half):

•	First half:	Revenue:	(75% × 20% × 45%)	=	6.75%
		Gross Profit:	(0% × 20% × 45%)	=	0
		Variable Margin:	(65% × 20% × 45%)	=	5.85%
		Attrition:	(0% × 15% × 30%)	=	0
					12.6%

Mr. Leach’s individual goals for the first half of 2011 were: (i) renew a major customer contract (25% weighting), (ii) implement a line of business (25% weighting), (iii) ramp a facility (25% weighting) and (iv) and ramp another facility and develop a new line of business and delivery channel (25% weighting).  All goals were deemed to be 100% met and therefore Mr. Leach was awarded 100% or $8,438 of his bonus potential for his individual goals.  Mr. Leach was awarded $21,111 for first half of 2011 financial goals.  The calculation for the first half of 2011 financial goals for Mr. Leach were as follows (shown as attainment percentage × percentage of total bonus calculation × weighting between first and second half):

•	First half:	Revenue:	(120% × 20% × 45%)	=	10.8%
		Gross Profit:	(120% × 20% × 45%)	=	10.8%
		Variable Margin:	(70% × 20% × 45%)	=	6.3%
		Attrition:	(75% × 15% × 30%)	=	3.38%
					31.28%

Mr. Spires and Mr. Leach were awarded discretionary bonuses by the Compensation Committee for their performance in the second half of 2011.  Mr. Spires will receive $31,000 for his work related to the continued growth of the Philippine operations, support for numerous ramps with new and existing clients and for bringing Philippine operations to represent one half of total Company employees.  Mr. Spires elected, pursuant to an opportunity made available by the Compensation Committee when the discretionary bonus award payouts were determined in March 2012, to receive one-half of his discretionary bonus in the form of stock options based on the Black-Scholes pricing model. Mr. Leach will receive $42,000 for his work in developing a strong relationship with one of our largest clients and driving revenue growth with the client in 2011, successful new client ramps and the development of relationships with additional potential clients to position the Company to win new business in 2012.

Long Term Compensation — Form of Award and 2011 Actions

The Compensation Committee has awarded stock options and restricted stock awards under the StarTek, Inc. 2008 Equity Incentive Plan.  Thus far, other equity-based incentives have not been considered but they may be considered in the future.  Options and restricted stock awards bear a relationship to the achievement of our long-term goals in that both increase in value as our stock increases in value.  A significant portion of management’s compensation package is equity-based; as such, management bears significant exposure to downside equity risk as the income they derive from these stock-based awards is contingent upon our stock’s appreciation in the marketplace.  The Compensation Committee has carefully evaluated the cost of the grants of stock options and restricted stock awards to its executive officers.  It will continue to evaluate the cost of stock options and restricted stock awards and other forms of equity compensation vehicles against the benefit those vehicles are likely to yield in building sustainable share value.

In 2007 the Compensation Committee determined range guidelines for annual equity grants based on the level of the executive.  In 2011 the Compensation Committee made grants to eligible executives of a combination of stock options and restricted stock based on the level of the executive, our range guidelines and the performance of the individual as judged by the annual performance review process.  These grants were also performance based, tied to the same financial performance triggers as our short term incentives.  Performance is based on the judgment of Compensation Committee with respect to the CEO and based upon the recommendation of the CEO and approval of the Compensation Committee with respect to other executives.

Equity grants made to our current NEOs during 2011 are as follows.  Grants made to our departed executives were forfeited at the time of their departure from the Company.

•                  Mr. Carlson: 20,380 shares of performance-based restricted stock

•                  Ms. Weaver:  65,000 options and 10,000 shares of restricted stock in connection with hiring

•                  Ms. Fisher:  60,000 options and 8,000 shares of restricted stock in connection with hiring

•                  Mr. Spires:  5,435 shares of performance-based restricted stock

•                  Mr. Leach:  25,000 options in connection with his promotion to Senior Vice President from Vice President

Messrs. Carlson’s and Spires’ awards forfeited upon resolution by the Compensation Committee for failure to achieve 2011 earnings per share performance targets.

Equity Grants and Market Timing

We have not granted equity awards in coordination with the release of material, non-public information, and our equity award grant practices are separate from discussions regarding the release of such information.  The Compensation Committee makes the decision to grant stock options or restricted stock awards when new hires occur and on an annual basis and when the Compensation Committee determines that additional equity grants are necessary to retain key talent.  The Compensation Committee has approved guideline ranges for new hire and annual grants by level of position to ensure our ability to attract and retain key employees.  Grants are made on the date the Compensation Committee approves the grants and are not matched to other specific Company events except, in the case of a new hire not yet started, the actual start date becomes the grant date.

Except as stated below, we have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date.  The StarTek, Inc. 2008 Equity Incentive Plan, defines “fair market value” as the closing price of one share of our common stock on the trading day on which such fair market value is determined (i.e., the grant date).

Compensation Committee Discretion

The Compensation Committee retains the authority to review executive officer base compensation and approve increases based on general performance and market norms.  The Compensation Committee also retains the authority to make long-term incentive grants (historically, stock options and restricted stock) based on several factors described in this Compensation Discussion and Analysis.  The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants without predetermined performance goals.

Policy Regarding Adjustment of Awards if Relevant Performance Measures Are Restated or Adjusted

Our board may request disgorgement from an executive officer should a restatement occur that would have materially affected the amount of a previously paid award.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

When the compensation of a high performing executive is significantly lower in comparison to what is being paid for similar responsibilities in comparable companies and/or to peers within the Company, the Compensation Committee may consider making a material increase in that executive’s compensation to bring it into line with the marketplace and/or to peers within the

Company.  The principal factors that would be considered in decisions to decrease compensation materially would be a clear, sustained market trend and financial problems experienced by us.

Impact of Previously Earned Compensation on Other Compensation

We maintain no supplemental pension plans or other programs where gains from prior compensation could influence amounts earned currently.

Severance Arrangements

We have entered into employment agreements with the Chief Executive Officer, the Chief Financial Officer and the SVP of Sales the terms of which are described below under “Employment Agreements.” The Compensation Committee believes that it is in the best interests of the Company and our stockholders to design compensation programs that assist us in attracting and retaining qualified executive officers, assure that we will have the continued dedication of our executive officers in the event of a pending, threatened or actual change of control, provide certainty about the consequences of terminating certain executive officers’ employment, protect us by obtaining non-compete covenants from certain executive officers that survive a termination of employment not involving a change of control and to obtain a release of any claims from those former executive officers.  Accordingly, the agreements generally provide for certain benefits if the executive officer’s employment or executive officer’s service is terminated involuntarily by us without cause, or in the case of the Chief Executive Officer and our Chief Financial Officer, if he or she resigns for good reason.  In June 2011, the Committee instructed that any future agreements be limited to six months’ severance.  Ms. Weaver’s agreement therefore calls for six months of severance.

Impact of Accounting and Tax Treatment on Various Forms of Compensation

We take into account the impact of accounting and tax treatment on each particular form of compensation.   Our incentive payments are generally designed so that they are deductible under Section 162(m) of the Internal Revenue Code (the “Code”).  Certain restricted stock grants awarded in 2009, 2010 and 2011 may not be deductible in future years, but we do not believe such amounts will be material.  Where possible, we seek to administer our programs in such a manner that they do not constitute deferred compensation under Code Section 409A.  Under the new form of Employment Agreement, we do not provide tax gross ups in the event of a change of control or when excise taxes are due pursuant to Section 280G and related sections of the Code.  We closely monitor the accounting treatment of our equity compensation plans, and in making future grants, we will always take the accounting treatment into account.

Ownership Requirements and Policies Regarding Hedging Risk in Company’s Equity Securities

In 2008, we instituted stock ownership guidelines for outside directors and executives.  These guidelines extend over a five year period so that by the fifth anniversary of becoming an executive officer, the Chief Executive Officer should own shares of our common stock having a value equal to two times his annual base salary, and each other executive officer should own shares of our common stock having a value equal to the annual base salary of such executive officer.  For our outside directors, each director should own shares of our common stock having a value equal to three times the annual retainer received by that director.  Restricted stock would be considered to be owned, but shares underlying unexercised options would not.  Currently all directors and executives are in compliance.  We have no policies regarding hedging economic risk and ownership.

The Role of Executive Officers in Determining Compensation

In 2007 the Compensation Committee established an annual process for CEO evaluation.  This process includes a self-assessment by the CEO along with input by all of the independent directors.  The CEO makes no recommendation for his own pay, but does provide the Compensation Committee with performance evaluations of each executive officer’s performance based upon pre-established performance and individual objectives.  The CEO did not make recommendations for merit consideration for his direct reports in 2011 due to insufficient tenure.  The Compensation Committee agreed with this conclusion.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s 2012 Notice of Annual Meeting and Proxy Statement.

By the Compensation Committee:
Mr. John R. Harris, Chairman
Mr. Jack D. Plating
Mr. Benjamin L. Rosenzweig
Mr. Robert Sheft

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information concerning the compensation earned in fiscal years 2009, 2010 and 2011 by (i) the individuals who served as Chief Executive Officer and Chief Financial Officer in 2011, (ii) the next three executive officers who, other than the Chief Executive and Chief Financial Officers, received the highest compensation among all executive officers in 2011 and (iii) one of our former executive officers who would have been included in (ii), but for the fact that she did not serve as an executive officer as of December 31, 2011 (collectively referred to as the “named executive officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)(a)		Stock Awards ($) (b)(c)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($)(a)	All Other Compensation ($) (d)(e)		Total ($)
Chad A. Carlson (f)	2011	384,238		13,996		367,876	110,256	19,121	1,987		897,474
President, CEO and Director	2010	192,242		64,344	(g)	47,900	403,334	—	105,140	(g)(h)	812,960

A. Laurence Jones	2011	233,785		—		220,517	—	—	1,406,646	(i)(j)	1,860,948
Former President, CEO	2010	487,853		61,933		131,600	184,646	36,482	29,586	(i)	932,100
and Director	2009	463,513		76,108		—	194,350	312,850	36,822	(i)	1,083,643

Lisa A. Weaver	2011	40,485		50,000	(g)	85,156	23,500	—	70		199,211
Senior VP, CFO and Treasurer

David G. Durham	2011	321,090		20,991		110,256	—	19,118	30,515	(k)	501,970
Former Executive VP, CFO	2010	337,513		25,471		59,220	83,091	14,579	5,288		525,162
and Treasurer	2009	325,009		32,020		—	97,175	131,620	10,914		596,738

Shelia L. Fisher	2011	401,137	(l)	38,238	(g)	43,440	184,842	7,503	1,656		676,816
Senior VP, Sales and Marketing

Susan L. Morse	2011	122,505		8,967		66,153	—	8,910	228,525	(m)	435,060
Former Senior VP, Human Resources	2010	238,759		12,013		32,900	46,161	6,953	6,852		343,638
	2009	232,506		13,829		—	58,305	64,214	9,010		377,864

Rodney L. Spires	2011	169,337		31,497	(o)	29,403	—	6,426	188,704	(n)	425,367
VP, Operations

Rod A. Leach	2011	225,009		50,438		—	50,348	21,111	1,700		348,606
Senior VP and General Manager,
North America Operations

(a)

The amounts disclosed under the Bonus Column were pursuant to the individual portion of the Executive Incentive Bonus Plan, except as noted in (g) below. The amounts disclosed under the Non-Equity Incentive Plan Compensation were pursuant to the company financial metric portion of the Executive Incentive Bonus Plan.

(b)

The amounts shown in these columns reflect the aggregate grant date fair value of stock awards and options granted to each named executive officer during 2011, 2010 and 2009, respectively. This does not reflect amounts paid to or realized by the named executive officers. See Note 10 to our consolidated financial statements for the year ended December 31, 2011 for information on the assumptions used in accounting for equity awards.

(c)

Included in “Stock Awards” for Mr. Carlson, Mr. Jones, Mr. Durham and Mr. Spires were performance-based restricted stock awards. The vesting on the awards was tied to achievement of 2011 EPS targets. Mr. Jones and Mr. Durham forfeited the awards upon their termination of service. The target was not achieved during 2011, and as such, the grants to Mr. Carlson and Mr. Spires were forfeited upon resolution from the Compensation Committee of the board of directors.

(d)

Included in “All Other Compensation” are employer contributions related to our 401(k) Plan. In 2011, these contributions were $1,383, $27,000, $583, $5,575, $6,332 and $1,297 for Mr. Carlson, Mr. Jones, Mr. Durham, Ms. Morse, Mr. Spires and Mr. Leach, respectively. In 2010, these contributions were $4,524, $4,658 and $3,230 for Mr. Jones, Mr. Durham and Ms. Morse, respectively. In 2009, these contributions were $17,440, $10,269 and $5,672 for Mr. Jones, Mr. Durham and Ms. Morse, respectively. Due to an administrative error, the 401(k) elective deferral and the matching contribution in 2009 of $17,440 for the account of Mr. Jones were not made. The error was discovered in February 2010 and we took steps to rectify the error. In accordance with IRS corrective procedures, we contributed $17,440 into Mr. Jones’ 401(k) account in March 2010.

(e)

Our executive officers are covered under a group term life and disability insurance policy for which we pay a portion of the premium. The taxable benefit related to this plan received by our named executive officers in 2011 was as follows: $604 for Mr. Carlson, $828 for Mr. Jones, $70 for Ms. Weaver, $765 for Mr. Durham, $1,656 for Ms. Fisher, $2,445 for Ms. Morse and $403 for Mr. Leach. The taxable benefit related to this plan received by our named executive officers in 2010 was as follows: $140 for Mr. Carlson, $1,806 for Mr. Jones, $630 for Mr. Durham and $2,772 for Ms. Morse. The taxable benefit related to this plan received by our named executive officers in 2009 was as follows: $1,849 for Mr. Jones and $645 for Mr. Durham.

(f)	In June 2011, Mr. Carlson was appointed as our President and Chief Executive Officer. Mr. Carlson had previously served as our Executive Vice President and Chief Operating Officer since June 2010.
(g)

In 2010, Mr. Carlson received a $50,000 signing bonus as an inducement to join the company. In 2011, Ms Weaver and Ms. Fisher each received a signing bonus as an inducement to join the company of $50,000, and $30,000, respectively.

(h)

Included in “All Other Compensation” in 2010, is the reimbursement of relocation expenses for Mr. Carlson to relocate to Denver, Colorado. Mr. Carlson received $105,000 paid to him in 2010 for relocation costs including moving expenses and fees for buying and selling a home.

(i)

Included in “All Other Compensation” is an allowance to Mr. Jones for car expenses of $7,200, $14,400 and $14,400 in 2011, 2010 and 2009, respectively, and an allowance to Mr. Jones for health insurance expenses of $8,214, $8,506 and $5,837, in 2011, 2010 and 2009, respectively.

(j)

Mr. Jones’ employment with us terminated in June 2011. Under the terms of Mr. Jones’ Separation Agreement, Mr. Jones received a lump-sum payment of $1,087,966 upon termination. In addition, he will receive $1,017,000 to be paid in equal installments over a two-year period through June 2013. Mr. Jones received $275,438 in 2011 related to the installment severance payments. The lump-sum payment and the severance installment payments made during 2011 are included in “All Other Compensation”.

(k)

Mr. Durham’s employment with us terminated in November 2011. Under the terms of Mr. Durham’s Separation Agreement, Mr. Durham will receive a lump-sum payment of $210,000 on July 1, 2012. In addition, he will receive $350,000 to be paid in equal installments over a one-year period through November 2012. Mr. Durham received $29,167 in 2011 related to the installment severance payments. The severance installment payments made during 2011 are included in “All Other Compensation”.

(l)	Ms. Fisher’s salary during 2011 included commissions of $176,128 pursuant to our Sales Commission Plan.
(m)

Ms. Morse’s employment with us terminated in June 2011. Under the terms of Ms. Morse’s Separation Agreement, Ms. Morse received a lump-sum payment of $98,000 upon termination. In addition, she will receive $245,000 to be paid in equal installments over a one-year period through June 2012. Ms. Morse received $122,505 in 2011 related to the installment severance payments. The lump-sum payment and the severance installment payments made during 2011 are included in “All Other Compensation”.

(n)

Included in “All Other Compensation” for Mr. Spires, is an expatriate allowance of $66,000 for housing expenses, transportation expenses, education expenses and travel expenses for Mr. Spires and his family, plus $13,241 in tax reimbursements related to such payments. In addition, StarTek paid $103,130 in 2011 on behalf of Mr. Spires to the Philippine government to cover individual income taxes due in the Philippines.

(o)

Mr. Spires elected to receive $15,500 of his discretionary bouns in the form of stock options. The number of stock options was determined using the Black-Scholes pricing model and resulted in the issuance of stock options to purchase 12,281 shares of our common stock at $2.21 per share. The opportunity to elect stock options instead of cash was made available at the time the payout was determined in March 2012.

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table includes plan-based awards made to named executive officers in 2011.  During 2011, we granted short-term incentive plan awards, restricted stock and stock option awards.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Potential Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Aggregate Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock (#)	Underlying Options (#)	Awards ($/Share)	and Option Awards ($)
Chad A. Carlson	6/24/2011							—	175,000	3.80	367,876
	5/2/2011				10,190	20,380	20,380	—	—	—	110,256
		153,695	307,390	307,390

A. Laurence Jones	5/2/2011				20,381	40,761	40,761	—	—	—	220,517
		93,514	187,028	187,028

Lisa A. Weaver	10/31/2011							—	65,000	2.35	85,156
	10/31/2011							10,000	—	—	23,500
		9,716	19,433	19,433

David G. Durham	5/2/2011				10,190	20,380	20,380	—	—	—	110,256
		77,062	154,123	154,123

Shelia L. Fisher	1/3/2011							—	60,000	5.43	184,842
	1/3/2011							8,000	—	—	43,440
		20,000	40,000	40,000

Susan L. Morse	5/2/2011				6,114	12,228	12,228	—	—	—	66,153
		19,601	39,202	39,202

Rodney L. Spires	5/2/2011				2,718	5,435	5,435	—	—	—	29,403
		19,939	39,879	41,708

Rod A. Leach	7/25/2011							—	25,000	3.62	50,348
		32,795	65,590	68,020

(a)

Non-equity incentive plan refers to the portion of our executive incentive bonus plan that is based on Company-wide financial goals. These amounts do not reflect the individual portion of the executive incentive bonus plan. The amounts paid under this individual portion of the plan can be paid pro-rata upon achievement of partial goals and the targets were as follows: Mr. Carlson - $76,848, Mr. Jones - $46,575, Ms. Weaver - $4,858, Mr. Durham - $38,531, Ms. Fisher - $10,000, Ms. Morse - $9,800, Mr. Spires - $13,462 and Mr. Leach - $21,038.

(b)

These grants were performance-based restricted stock awards. The vesting on the awards was tied to achievement of 2011 EPS targets. Mr. Jones and Mr. Durham forfeited the awards upon their termination of service. The target was not achieved during 2011, and as such, the grants to Mr. Carlson and Mr. Spires were forfeited.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

The following table identifies the exercisable and unexercisable option awards and unvested stock awards for each of the named executive officers as of December 31, 2011.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (g)	Number of Shares of Restricted Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Chad A. Carlson	6/24/2011	—	175,000	3.80	6/24/2021			(a)
	6/14/2010	59,375	90,625	4.79	6/14/2020			(a)
	6/14/2010					6,667	12,801	(b)

A. Laurence Jones	5/3/2010	13,541	—	6.58	12/19/2012			(c)
	2/23/2009	56,245	—	4.05	12/19/2012			(c)
	5/5/2008	38,540	—	9.01	12/19/2012			(c)
	1/24/2007	353,324	—	9.60	12/19/2012			(c)
	7/17/2006	3,000	—	12.45	7/17/2016			(c)

Lisa A. Weaver	10/31/2011	—	65,000	2.35	10/30/2021			(a)
						10,000	19,200	(b)

David G. Durham	5/3/2010	8,433	—	6.58	2/14/2012			(d)
	2/23/2009	33,328	—	4.05	2/14/2012			(d)
	5/5/2008	21,874	—	9.01	2/14/2012			(d)
	9/10/2007	165,000	—	10.04	2/14/2012			(d)

Shelia L. Fisher	1/3/2011	—	60,000	5.43	1/3/2021			(a)
	1/3/2011					8,000	15,360	(b)

Rodney L. Spires	5/3/2010	2,173	3,327	6.58	5/3/2020	1,467	2,817	(a)(b)
	3/12/2010	1,747	2,253	7.66	3/12/2010			(a)

Rod A. Leach	12/7/2010	12,500	37,500	4.44	12/7/2020			(a)
	7/25/2011	—	25,000	3.62	7/25/2021			(a)

(a)	Options vest as to 25% of the option shares on the first anniversary of the date of grant and 2.0833% of the shares each month thereafter for 36 months.
(b)	Restricted stock awards vest as to one third of the shares on the first anniversary of the date of grant and one third of the shares on each anniversary thereafter for two years.
(c)

The options exercisable for Mr. Jones expire 18 months following his termination date in accordance with his Employment Agreement. The options granted on 7/17/2006 were pursuant to Mr. Jones service on our board of directors prior to his appointment as our Chief Executive Officer and expire 10 years following the date of grant.

(d)	The options exercisable for Mr. Durham expire 90 days following his termination date in accordance with the Equity Incentive Plan.
(e)

These grants were performance-based restricted stock awards. The vesting on the awards was tied to achievement of 2011 EPS targets. Mr. Jones and Mr. Durham forfeited the awards upon their termination of service. The target was not achieved during 2011, and as such, the grants to Mr. Carlson and Mr. Spires will be forfeited upon resolution from the Compensation Committee of the board of directors which is expected in the first quarter of 2012.

2011 OPTION EXERCISES AND STOCK VESTED

During 2011, none of our named executive officers exercised stock options.  During 2011, certain executive officers vested in restricted stock awards as described below.

Name	Number of Shares Acquired Upon Vesting	Aggregate Dollar Value Realized on Vesting
Chad A. Carlson	3,333	$14,265

A. Laurence Jones	20,000	$109,600

David G. Durham	3,000	$15,750

Susan L. Morse	2,666	$14,057

Rodney L. Spires	733	$3,848

EMPLOYMENT AGREEMENTS

Chad A. Carlson

On June 24, 2011, we entered into an Employment Agreement with Chad A. Carlson that replaced the previous employment agreement with Mr. Carlson, dated May 26, 2010.  The Employment Agreement provides for an annual salary of $415,000, subject to periodic review and adjustment by the Compensation Committee, including within the first six weeks of 2012 with a salary adjustment to be based on 2011 performance.  The Employment Agreement also provides for the grant of a stock option to purchase 175,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Incentive Plan and applicable award agreements.  The exercise price for the options will equal the closing price of StarTek, Inc. common stock on June 24, 2011, the date of execution of the Employment Agreement and approval by the Company’s board of directors.  The options will vest as to 25% of the shares on the first anniversary of the date of grant and thereafter 1/36th of the remaining shares will vest monthly over the course of 36 months.  Pursuant to the terms of the 2008 Equity Incentive Award, if a change in control occurs, each outstanding option that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change in control. If, in connection with a change in control, the options were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, Mr. Carlson is involuntarily terminated other than for cause, then each such outstanding option will immediately become vested and exercisable in full and will remain exercisable for 24 months.

Mr. Carlson will be eligible to participate in the Company’s annual Incentive Bonus Plan with a bonus potential of 100% of his then current annual base salary at 100% target attainment pursuant to the Company’s Incentive Bonus Plan, beginning on a pro-rated basis with his start date as President and Chief Executive Officer.  Mr. Carlson will also receive up to $105,000 in relocation benefits, up to $85,000 of which are subject to repayment to the Company upon termination of Mr. Carlson’s employment under certain circumstances or if he does not complete his relocation by August 1, 2012.

Mr. Carlson’s employment with the Company can be terminated at any time for any reason by the Company or Mr. Carlson.  However, if Mr. Carlson’s employment is terminated without cause, or if Mr. Carlson resigns with good reason, he will be entitled to receive the equivalent of twelve months of his then current annual base salary, payable on the same basis and at the same time as previously paid, and he will be entitled to receive his annual bonus for the year of termination, pro-rated for time and performance.  In addition, if Mr. Carlson timely elects continuation of health insurance pursuant to COBRA, the Company will reimburse Mr. Carlson for a portion of his COBRA premiums that is equal to the Company’s monthly percentage contribution toward his health benefit premiums as of the date of termination for a period of eighteen months.  “Cause” and “Good Reason” are defined in the Employment Agreement and described below.  Severance and other benefits payable in connection with a change in control may be reduced if such benefits would be subject to taxation under Section 280G of the Internal Revenue Code to provide the greatest after-tax benefits.  All payments are contingent upon compliance with non-compete and non-solicit covenants.

The Employment Agreement also provides for non-disclosure by Mr. Carlson of the Company’s confidential or proprietary information, and includes covenants by Mr. Carlson not to compete with the Company or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to twelve months following termination of employment.  Mr. Carlson also assigned to the Company any rights he may have to intellectual property which may be conceived in the scope of his employment.

The Company reimbursed Mr. Carlson for Mr. Carlson’s reasonable legal expenses for the review of the Employment Agreement.

A. Laurence Jones

On July 15, 2011, we entered into a Separation Agreement with A. Laurence Jones, our former President and Chief Executive Officer.  His employment with the Company ended on June 19, 2011.  Under the terms of the Separation Agreement, Mr. Jones was paid a lump sum payment of $1,017,000 (less applicable withholding) and will be entitled to receive $1,017,000 of severance pay, in the form of salary continuation for twenty-four months payable on the Company’s regular payroll cycle beginning on the first regularly scheduled payroll date following the effective date of the Agreement.  Mr. Jones was also entitled to receive a bonus of $70,966, payable in a lump-sum for earnings he would have been entitled to under our Incentive Bonus Plan pro-rated for time and performance.  Mr. Jones will also receive continued health care benefits for twenty-four months after his Termination Date.  All payments are contingent upon compliance with non-compete and non-solicit covenants.  The options granted to Mr. Jones during his tenure with the Company will vest in accordance with the terms and provisions of each option agreement that existed on the Termination Date.  (See Exhibit 10.1 in our Form 8-K filed on July 21, 2011).

Lisa A. Weaver

On October 6, 2011, we entered into an Employment Agreement with Ms. Weaver in connection with her appointment as our Senior Vice President, Chief Financial Officer and Treasurer.  The agreement provides for an annual salary of $237,500, subject to periodic review and adjustment by the Compensation Committee.  Ms. Weaver was also paid a one-time lump sum signing bonus of $50,000, less deductions.  Ms. Weaver will be eligible to participate in the Company’s annual Incentive Bonus Plan with a bonus potential of 60% of her then current annual base salary at 100% target attainment, beginning on a pro-rated basis with her start date.  Ms. Weaver will also receive $80,000 in relocation benefits ($20,000 for the movement of household goods and travel for herself and her family and $60,000 in a lump sum payment on or before May 31, 2012), all of which are subject to repayment to the Company upon termination of Ms. Weaver’s employment under certain circumstances or if she does not complete her relocation by August 1, 2012.

The Employment Agreement also provides for the grant of stock options to purchase 65,000 shares of the Company’s common stock and the grant of 10,000 shares of restricted stock, each on the date that Ms. Weaver commences employment with the Company.  The exercise price for the options will equal the closing price of StarTek, Inc. common stock on such date of grant.  The options will vest as to 25% of the shares on the first anniversary of the date of grant 1/36th of the shares each month thereafter for 36 months.  Restricted stock will vest as to one third of the shares on the first anniversary of the date of grant and one third of the shares on each of the second and third anniversaries thereafter.

Ms. Weaver’s employment with the Company can be terminated at any time for any reason by the Company or Ms. Weaver.  However, if Ms. Weaver’s employment is terminated without cause, or if Ms. Weaver resigns with good reason, she will be entitled to receive the equivalent of six months of her then current annual base salary payable on the same basis and at the same time as previously paid, commencing on the first regularly scheduled pay date following termination.  In addition, if Ms. Weaver timely elects continuation of health insurance pursuant to COBRA, the Company will reimburse Ms. Weaver for a portion of her COBRA premiums that is equal to the Company’s monthly contribution toward her health benefit premiums as of the date of termination.  “Cause” and “good reason” are defined in the Employment Agreement and described below.

The Employment Agreement also provides for non-disclosure by Ms. Weaver of the Company’s confidential or proprietary information, and includes covenants by Ms. Weaver not to compete with the Company or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to six months following termination of employment.  Ms. Weaver also assigned to the Company any rights she may have to intellectual property which may be conceived in the scope of her employment.  Severance and other benefits payable in connection with a change in control may be reduced if such benefits would be subject to taxation under Section 280G of the Internal Revenue Code to provide the greatest after-tax benefits.  All payments are contingent upon compliance with non-compete and non-solicit covenants.

David G. Durham

On December 2, 2011, we entered into a Separation Agreement with David G. Durham, our former Executive Vice President, Chief Financial Officer and Treasurer.  His employment with the Company ended on November 15, 2011.  Under the terms of the Separation Agreement, Mr. Durham will be paid a lump sum payment of $210,000 (less applicable withholding) on July 1, 2012 and will be entitled to receive $350,000 of severance pay, in the form of salary continuation for twelve months payable on the Company’s regular payroll cycle beginning on the first regularly scheduled payroll date following the effective date of the Agreement.  Mr. Durham will also receive continued health care benefits for twelve months after his Termination Date.  All payments are contingent upon compliance with non-compete and non-solicit covenants.  The options granted to Mr. Durham during his tenure with the Company will vest in accordance with the terms and provisions of each option agreement that existed on the Termination Date.  (See Exhibit 10.1 in our Form 8-K filed on December 8, 2011).

Shelia L. Fisher

On December 7, 2010, we entered into an Employment Agreement with Ms. Fisher in connection with her appointment as our Senior Vice President, Sales and Marketing.  The agreement provides for an annual salary of $225,000, subject to periodic review and adjustment by the Compensation Committee.  Ms. Fisher was also paid a one-time lump sum signing bonus of $30,000, less deductions.  Ms. Fisher will be eligible to participate in the Company’s annual Incentive Bonus Plan with a bonus potential of $50,000 at 100% target attainment, beginning on a pro-rated basis with her start date.

The Employment Agreement also provides for the grant of stock options to purchase 60,000 shares of the Company’s common stock and the grant of 8,000 shares of restricted stock, each on the date that Ms. Fisher commences employment with the Company.  The exercise price for the options will equal the closing price of StarTek, Inc. common stock on such date of grant.  The options will vest as to 25% of the shares on the first anniversary of the date of grant 1/36th of the shares each month thereafter for 36 months.  Restricted stock will vest as to one third of the shares on the first anniversary of the date of grant and one third of the shares on each of the second and third anniversaries thereafter.

Ms. Fisher’s employment with the Company can be terminated at any time for any reason by the Company or Ms. Fisher.  However, if Ms. Fisher’s employment is terminated without cause she will be entitled to receive the equivalent of twelve months of her then current annual base salary payable on the same basis and at the same time as previously paid, commencing on the first regularly scheduled pay date following termination, and she will be entitled to receive her annual bonus for the year of termination, pro-rated for time and performance, as well as any commission payments earned the then current SVP Sales Commission Plan prior to the date of termination and for such period after termination as may be payable under the Plan.  In addition, if Ms. Fisher timely elects continuation of health insurance pursuant to COBRA, the Company will reimburse Ms. Fisher for a portion of her COBRA premiums that is equal to the Company’s monthly contribution toward her health benefit premiums as of the date of termination.  “Cause” is defined in the Employment Agreement and described below.

The Employment Agreement also provides for non-disclosure by Ms. Fisher of the Company’s confidential or proprietary information, and includes covenants by Ms. Fisher not to compete with the Company or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to twelve months following termination of employment.  Ms. Fisher also assigned to the Company any rights she may have to intellectual property which may be conceived in the scope of her employment.  All payments are contingent upon compliance with non-compete and non-solicit covenants.

Susan L. Morse

On June 20, 2011, we entered into a Separation Agreement with Susan L. Morse, our former Senior Vice President, Human Resources.  Her employment with the Company ended on June 30, 2011.  Under the terms of the Separation Agreement, Ms. Morse was paid a lump sum payment of $98,000 (less applicable withholding) upon her termination and will be entitled to receive $245,000 of severance pay, in the form of salary continuation for twelve months payable on the Company’s regular payroll cycle beginning on the first regularly scheduled payroll date following the effective date of the Agreement.  Ms. Morse will also receive continued health care benefits for twelve months after her Termination Date.  All payments are contingent upon compliance with non-compete and non-solicit covenants.  The options granted to Ms. Morse during her tenure with the Company will vest in accordance with the terms and provisions of each option agreement that existed on the Termination Date.

Executive Officer Employment Contracts

During 2011, the Compensation Committee approved a form of employment contract for our executive officers.  This form of agreement was used for Ms. Weaver’s Employment Agreement, as described in more detail above.

The principal terms and conditions of these employment contracts with its executive officers, include: (a) that employment is at-will, (b) full-time service is to be rendered exclusively to us, (c) customary employee benefits, expense reimbursement, and paid time off, (d) obligation to comply with our policies and procedures, (e) payment of base salary, bonus, and (if applicable) other incentive compensation, (f) that stock options, if granted, shall be subject to terms of our stock option plan and any notice or agreements approved by our board of directors, (g) execution of our Proprietary Information and Inventions Agreement whereby our information must be kept confidential and certain intellectual property rights conveyed to us, (h) during and for a period of time following employment a duty not to compete with us nor to solicit our employees, (i) termination provisions, including Company-paid severance in the event employment is terminated by us without “Cause” as that term is defined in the contract, (j) only in the case of an executive vice president, such as the Chief Operating Officer or Chief Financial Officer, Company-paid severance also in the event employment is terminated by the executive for “Good Reason” as that term is defined in the contract, and (k) other provisions customary for an employment contract.

Mr. Carlson, Ms. Weaver and Ms. Fisher have signed the general form employment agreement.  Material differences among those agreements, such as salary, bonus, and severance, are described below:

Name	Base Salary ($)(1)	Bonus(2)	Severance(3)
Chad A. Carlson (4)	415,000	100%	12 months
Lisa A. Weaver (4)	237,500	60%	6 months
Shelia L. Fisher (4)	225,000	(5)	12 months

Notes:

(1) Base salary is stated on a per annum basis and represents each named executive officer’s current base salary as of December 31, 2011.

(2) “Bonus” denotes potential bonus amount (including the non-equity compensation plan component), expressed as a percent of base salary, in the event of 100% target attainment. Actual amount of bonus, if any, may be more or less than this amount depending on actual performance. The bonus payout is based on actual performance and pro-rated for the portion of the year of service.

(3) “Severance” denotes the amount of severance payment expressed as months of base salary and months used to calculate the prorated bonus, as well as the period of time following termination of employment in which the non-competition and non-solicitation covenants remain in effect.

(4) Mr. Carlson, Ms. Weaver and Ms. Fisher’s employment contracts also provided for grants of restricted stock and/or stock options pursuant to separate agreements.  As with grants of stock options to the other executive officers named above, the grant to these employees was made pursuant to the terms of the StarTek, Inc. Stock Option Plan, as amended, using the form of agreement approved by the Compensation Committee to be used for such grants.

(5)  Ms. Fisher is eligible to receive a bonus of $50,000 with 100% target attainment.  Ms. Fisher is subject to the Sales Commission Plan.

Potential Payments Upon Termination or Change in Control

A summary of the potential payments that each of our named executive officers would have received upon involuntary termination for other than “cause” (as described in each respective named executive officer’s employment agreement summary, above) and upon a termination related to change in control, assuming that each triggering event occurred on December 31, 2011, follows:

	Involuntary termination for other than “cause,” whether or not related to a change in control				Change in Control
	Continuation of Salary	Non-Equity Incentive Plan Compensation/ Bonus ($) (d)	Perquisites ($) (a)	Total ($)	Acceleration of Equity Awards ($) (b)
Chad A. Carlson (c)(d)	415,000	33,117	13,031	461,148	—
Lisa A. Weaver (c)	118,750	—	—	118,750	—
Shelia L. Fisher (c)(d)	225,000	15,741	6,606	247,347	—
Rodney L. Spires	—	—	—	—	—
Rod A. Leach	—	—	—	—	—

(a)	The perquisites relate to reimbursement of health insurance premiums.
(b)

Upon a change in control, the StarTek, Inc. Stock Option Plan, as amended (the “Option Plan”), would terminate and all options then outstanding under the Option Plan would become immediately vested and exercisable in full. Each holder of such an option would receive notice at least five days prior to the effective date of termination of the Option Plan in order to permit such holder to exercise his options prior to the effective date of termination. Any option not exercised by the effective date of termination of the Option Plan terminates on such date. Unvested restricted shares do not accelerate upon a change in control. In May 2008, the StarTek, Inc. 2008 EIP replaced the Option Plan. Although no awards have been made under the Option Plan since then, options previously granted under the Option Plan remain outstanding. The 2008 EIP was described in the Proxy Statement that was filed with the Securities and Exchange Commission on March 20, 2008. Unless otherwise provided in an award agreement, if a change in control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change in control. If, in connection with a change in control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months. The table above shows the value as of December 31, 2011, of the acceleration of equity awards upon a change in control.

(c)

Mr. Carlson and Ms. Weaver receive the same potential payments for termination for “good reason” as they would receive for involuntary termination for other than “cause.”The terms “cause” and “good reason” are defined in their respective employment agreements (see below).

(d)

Under their employment agreements, Mr. Carlson and Ms. Fisher are entitled to receive their non-equity incentive plan bonus pro-rated for time and performance during the year in which the termination occurs. The amounts listed above represent the amounts earned under the non-equity incentive bonus plan during 2011 (financial and non-financial components).

(e)

Mr. Jones’ employment with us terminated in June 2011. Under the terms of Mr. Jones’ Separation Agreement, Mr. Jones received a lump-sum payment of $1,017,000 upon termination (or 200% of his then current salary) and will receive $1,017,000 to be paid in equal installments over a two-year period through June 2013 (equal to 100% of his then current annual base salary). Mr. Jones received $70,966 for a pro-rated bonus in 2011 under the non-equity incentive plan. Mr. Jones also will receive payments for health insurance, equal to $779 per month through June 2013. None of Mr. Jones’ unvested stock options or restricted stock accelerated upon his termination.

(f)

Mr. Durham’s employment with us terminated in November 2011. Under the terms of Mr. Durham’s Separation Agreement, Mr. Durham will receive a lump-sum payment of $210,000 on July 1, 2012 (or 60% of his then current salary) and will receive $350,000 to be paid in equal installments over a one-year period through November 2012 (equal to 100% of his then current annual base salary). Mr. Durham also will receive payments for health insurance pursuant to COBRA, equal to $724 per month through November 2012. None of Mr. Durham’s unvested stock options or restricted stock accelerated upon his termination.

(g)

Ms. Morse’s employment with us terminated in June 2011. Under the terms of Ms. Morse’s Separation Agreement, Ms. Morse received a lump-sum payment of $98,000 upon termination (or 40% of her then current salary) and will receive $245,000 to be paid in equal installments over a one-year period through June 2012 (equal to 100% of her then current annual base salary). Ms. Morse also will receive payments for health insurance pursuant to COBRA, equal to $551 per month through June 2012. None of Ms. Morse’s unvested stock options or restricted stock accelerated upon her termination.

Chad A. Carlson

Mr. Carlson’s employment with us can be terminated at any time for any reason by us or Mr. Carlson.  However, if Mr. Carlson’s employment is terminated without cause, or if Mr. Carlson resigns with good reason, he will be entitled to receive the equivalent of twelve (12) months of his then current annual base salary, an annual bonus for the year during which termination occurs, pro-rated for time and performance, and he will receive continued health care benefits for eighteen (18) months following his termination.  “Cause” and “good reason” are defined in his employment agreement and summarized below.

We are required to make such payments only if Mr. Carlson is in material compliance with his employment agreement, he resigns from all positions with us, he completes any transition duties and he signs a release of claims in favor of us.  Mr. Carlson must comply with covenants in his employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Mr. Carlson from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to 12 months after his termination. (See Exhibit 10.1 in our Form 8-K filed on June 29, 2011).

Lisa A. Weaver

Ms. Weaver can be terminated at any time for any reason by us or Ms. Weaver. However, if Ms. Weaver’s employment is terminated without cause, or if Ms. Weaver resigns with good reason, she will be entitled to receive the equivalent of six (6) months of her then current annual base salary and, if she timely elects continuation of health insurance pursuant to COBRA, she will be reimbursed for a portion of the cost of COBRA premiums that is equal to our monthly contribution toward her health benefit premiums as of the date of termination for twelve months following her termination. “Cause” and “good reason” are defined in her employment agreement and summarized below.  Ms. Weaver must comply with covenants in her employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit her from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during their employment with us and for a restricted period equal to six months after termination. (See Exhibit 10.1 in our Form 8-K filed on November 3, 2011).

Shelia L. Fisher

Ms. Fisher can be terminated at any time for any reason by us or Ms. Fisher. However, if Ms. Fisher’s employment is terminated without cause, she will be entitled to receive the equivalent of twelve (12) months of her then current annual base salary, an annual bonus for the year during which termination occurs, pro-rated for time and performance, any commission payments earned under the then current SVP Sales Commission Plan; and, if she timely elects continuation of health insurance pursuant to COBRA, she will be reimbursed for a portion of the cost of COBRA premiums that is equal to our monthly contribution toward her health benefit premiums as of the date of termination for twelve months following her termination. “Cause” is defined in her employment agreement and summarized below.  Ms. Fisher must comply with covenants in her employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit her from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during their employment with us and for a restricted period equal to twelve months after termination.

Summary of “Good Reason” and “Cause”

The definition of “good reason” appearing in the employment agreements of Mr. Carlson and Ms. Weaver are the same.  In general, “good reason” includes:

(a)         reduction of base salary, bonus, or benefits except as part of across-the-board reductions of all of our executive officers;

(b)         assignment of duties that are substantially inconsistent with their position with us and not a reasonable advancement for them; or

(c)          the executive’s principal place of performing services for us being relocated more than 60 miles from its current location.

In general, the definition of “cause” includes:

(a)         incompetence;

(b)         failure or refusal to perform required duties;

(c)          violation of law (other than traffic violations, misdemeanors or similar offenses), court order, regulatory directive, or agreement;

(d)         material breach of the executive’s fiduciary duty to us; or

(e)          dishonorable or disruptive behavior that would be reasonably expected to harm us or bring disrepute to us, our business, or any of our customers, employees or vendors.

Acceleration of Equity Awards upon Change in Control

Certain options granted to each of Mr. Carlson, Ms. Weaver, Ms. Fisher, Mr. Spires and Mr. Leach were granted under the Option Plan.  Upon a change in control, the Option Plan would terminate and all options then outstanding under the Option Plan would become immediately vested and exercisable in full.  Each holder of such an option would receive notice at least five days prior to the effective date of termination of the Option Plan in order to permit such holder to exercise his options prior to the effective date of termination.  Any option not exercised by the effective date of termination of the Option Plan terminates on such date.  Under the terms of the Option Plan, a change in control includes our dissolution or liquidation, or our reorganization, merger or consolidation with one or more corporations where either (a) we are not the surviving corporation, or (b) we are the surviving corporation and our stockholders immediately prior to such transaction do not own at least fifty percent (50%) of our issued and outstanding common stock immediately after such transaction.  A change in control also includes a sale of substantially all of our assets to another entity or the sale of our common stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of our issued and outstanding common stock immediately after such sale(s).

In 2011, options were granted to each of Mr. Carlson, Ms. Weaver, Ms. Fisher, Mr. Spires and Mr. Leach under the 2008 EIP.  Unless otherwise provided in an award agreement, if a change in control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change in control. If, in connection with a change in control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months.  Vesting of restricted shares granted to Mr. Carlson also accelerate upon a change in control in the same manner as the options described above as they were granted pursuant to the 2008 EIP.

Summary of “Change in Control”

Pursuant to the 2008 EIP, a change in control will generally occur, subject to certain conditions and exceptions set forth in the 2008 EIP, upon:

(a)  an acquisition by any person of beneficial ownership of 30% or more of our then outstanding shares of common stock or the combined voting power of our then outstanding voting securities;

(b)  incumbent members of our board of directors ceasing for any reason to constitute at least a majority of the board;

(c)  our consummation of a reorganization, merger or consolidation with or into another entity, unless our stockholders immediately prior to such transaction own at least a majority of the outstanding shares of common stock and the combined voting power of the outstanding voting securities of the surviving or acquiring entity resulting from the transaction;

(d)  our consummation of the sale or other disposition of all or substantially all of our assets; or

(e)  approval by the stockholders of our complete liquidation or dissolution.

COMPENSATION OF DIRECTORS

The compensation of our outside directors is heavily weighted towards equity awards.  It is our expectation that the large proportion of a director’s compensation will be the result of the value of our common stock.  The following table sets forth certain information concerning the compensation earned in fiscal year 2011 by our board of directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (a) (b) ($)	Option Awards (a) (b) ($)	Total ($)
John R. Harris	49,125	40,000	75,896	165,021
P. Kay Norton (c)	26,250	—	—	26,250
Jack D. Plating (f)	—	—	—	—
Benjamin L. Rosenzweig (e)	18,187	40,000	75,896	134,083
Robert Sheft (e)	19,196	40,000	75,896	135,092

Christopher M. Smith (d)	35,000	51,245	64,647	150,892
Harvey A. Wagner	47,250	40,000	75,896	163,146
Albert C. Yates (c)	25,000	—	—	25,000
Ed Zschau	60,375	40,000	75,896	176,271

(a)

The amounts shown in these columns reflect the aggregate grant date fair value of stock awards and options granted to each director during 2011. This does not reflect amounts paid to or realized by the directors.  See Note 10 to our consolidated financial statements for the year ended December 31, 2011 for information on the assumptions used in accounting for equity awards.

(b)	In May 2011, each of our then serving directors was granted an annual award with a value equal to $40,000.
(c)	On May 5, 2011, Dr. Albert C. Yates and Ms. P. Kay Norton notified us that they would not stand for re-election at our 2011 Annual Meeting.
(d)	Mr. Smith forfeited $53,396 of the stock option awards listed in the table above upon his departure from the board of directors.
(e)	On May 11, 2011, Mr. Sheft and Mr. Rosenzweig were appointed to the board of directors.
(f)	On December 12, 2011, Mr. Plating was appointed to the board of directors.

Effective January 1, 2011 through September 30, 2011, non-employee directors received cash retainers at the rates set forth below, which were earned and paid on a quarterly basis, and were prorated for service in such capacities for any portion of the year:

$35,000 per annum	Retainer for each non-employee director
$15,000 per annum	Additional retainer for serving as Chairman of the Board
$7,500 per annum	Retainer for each member of the Audit Committee
$7,500 per annum	Additional retainer for serving as Chairman of the Audit Committee
$5,000 per annum	Retainer for each member of the Compensation Committee or the Governance and Nominating Committee
$5,000 per annum	Additional retainer for serving as Chairman of the Compensation Committee or the Governance and Nominating Committee

Effective October 1, 2011, members of the board of directors are compensated entirely with equity awards.  At the start of each quarter, members of the board of directors, at their option, may elect to receive 1) stock options to purchase shares of common stock with a fair value equivalent to $22,500 (calculated using the Black-Scholes pricing model), 2) common stock with a grant date fair value of $22,500 or 3) any combination of options and stock.  Upon the date of grant, the members of the board of directors are immediately vested in the stock options or stock.  In addition, each director received an award of 30,000 stock options on October 1, 2011 which vest quarterly over three years.  Effective, January 1, 2012, the members of the board of directors may also elect to receive deferred stock units with a fair value equivalent to $22,500 or any combination of options, stock or deferred stock units.  Prior to implementation of this plan on October 1, 2011, stock options or restricted stock awards granted to our board of directors vested as to 25% of the shares after three months from the date of grant, 25% of the shares after six months from the date of grant, 25% of the shares after nine months from the date of grant and 25% each three months thereafter until fully vested.

Effective January 1, 2008, for attending a special meeting of our board of directors that the Chairman determines to be required due to an extraordinary event, such as a potential merger or acquisition, internal investigation, or the like, but not with respect to other special meetings of our board, each non-employee director also receives a meeting fee of $1,000.

As of December 31, 2011, our current and former non-employee directors had the following outstanding equity awards:

Director	Aggregate number of stock options (vested and unvested)	Aggregate number of unvested restricted stock awards
John R. Harris	42,641	3,696
P. Kay Norton	15,000	—
Jack D. Plating	—	—
Benjamin L. Rosenzweig	42,641	3,937
Robert Sheft	42,641	3,937
Christopher M. Smith	6,321	—
Harvey A. Wagner	60,641	3,696
Albert C. Yates	15,000	—
Ed Zschau	72,641	3,696

CERTAIN TRANSACTIONS

Review, Approval and Ratification of Related Party Transactions

Pursuant to the Audit Committee charter, the Audit Committee of the board of directors reviews periodically, but at least annually, a summary of our transactions with our directors and executive officers and with firms that employ directors, as well as any other material related party transactions, for the purpose of recommending to the disinterested members of the board of directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  This list of transactions is compiled via questionnaires that are distributed annually to all our directors and officers and upon initial employment and/or election to the board.  The Audit Committee has adopted a Related Person Transaction Approval Policy, described on page 9, which sets forth guidelines for the review and approval of related party transactions (the “Transaction Guidelines”).

Investor Rights Agreement

We have entered into an investor rights agreement with Mr. Stephenson that took effect on June 9, 2004 and terminates if Mr. Stephenson ceases to beneficially own at least 10% of our common stock. The agreement provides that, subject to the board of directors’ fiduciary duties under applicable law, we will nominate for election to our board of directors designees named by Mr. Stephenson representing (i) a number of directors equal to one less than a majority of the board if there is an odd number of directors, or two less than a majority if there is an even number of directors, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock, or (ii) one director, so long as Mr. Stephenson, together with members of his family, beneficially owns between 10% and 30% of our outstanding common stock. A. Emmet Stephenson, Jr., together with his wife, owned approximately 23.7% of our outstanding common stock as of February 15, 2012.  Accordingly, Mr. Stephenson currently has the right to elect one director; however none of the nominees named in Proposal 1 were nominated by Mr. Stephenson.  Mr. Stephenson’s nominees under these provisions need not be independent or meet other specific criteria, so long as a majority of the members of our board are independent under the rules of the SEC and the New York Stock Exchange. The agreement also required that we amend Article II, Section 6 of our Bylaws to provide that a holder of 10% or more of our outstanding common stock is entitled to call a special stockholders meeting. The investor rights agreement provides that so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more of our outstanding common stock, Article II, Section 6 of the Bylaws, as amended, may not be further amended by our board of directors without Mr. Stephenson’s consent.

The rights provided to Mr. Stephenson in the investor rights agreement may not be transferred to any third party other than to Mrs. Stephenson, upon the death or incompetence of Mr. Stephenson and to her estate, upon the subsequent death or incompetence of Mrs. Stephenson. Mr. Stephenson does not have the right to vote shares of stock held by other members of the Stephenson family.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee and the board of directors has appointed Ernst & Young LLP, independent registered public accounting firm, to act as our independent auditors for the year ending December 31, 2012.  Ernst & Young LLP has been our auditor since the year ended June 30, 1991, and has advised us that it does not have any direct or indirect financial interest in us or any of our subsidiaries, and has not had any such interest during the past five years. We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2011 and 2010 were as follows:

Audit Fees.  Fees rendered for professional audit services related to our annual financial statements for the years ended December 31, 2011 and 2010 were $345,000 and $356,000, respectively. These amounts include fees associated with the annual audit of our consolidated financial statements and our internal control over financial reporting.  Fees for audit services also include fees for the reviews our Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings and consents and a statutory audit in the Philippines.

Audit-Related Fees.  During the years ended December 31, 2011 and 2010, we paid $77,000 and $69,500, respectively, to Ernst & Young LLP for audit-related services. Audit-related services primarily included attest services related to the issuance of a Type 2 service auditor’s examination in accordance with the AICPA’s Statements on Standards for Attestation Engagements No. 16, Reporting on Controls at a Service Organization using the Guide Reporting on Controls at a Service Organization Relevant to Security, Availability, Processing Integrity, Confidentiality or Privacy, which was preceded by AICPA’s Statement on Auditing Standards No. 70, Service Organizations.

Tax Fees.  During the years ended December 31, 2011 and 2010, we paid $0 and $8,000, respectively, to Ernst & Young LLP for tax services. Tax fees included fees for tax compliance and consulting services related to our annual federal and state tax returns and Philippine tax returns.

All Other Fees.  During the years ended December 31, 2011 and 2010, there were no other fees billed or incurred.

In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all services provided by our independent registered public accounting firm, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in the Exchange Act, all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

The Audit Committee has determined that the non-audit services provided by Ernst & Young LLP were compatible with maintaining the firm’s independence.

The Audit Committee and the board of directors unanimously recommend that our stockholders vote “FOR” ratification and approval of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 with management, which review included a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee discussed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed between the Audit Committee and the independent registered public accounting firm under Statement on Auditing Standards No. 114, The

Auditor’s Communication with Those Charged with Governance.  The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm their independence.  In addition, the Audit Committee has considered the effect that all other fees paid to the independent registered public accounting firm may have on their independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.  The Audit Committee held four meetings during 2011 and took action by unanimous written consent in lieu of a meeting once.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

By the Audit Committee:
Mr. Harvey A. Wagner, Chairman
Mr. Benjamin L. Rosenzweig
Dr. Ed Zschau

PROPOSAL 3.

APPROVAL OF AMENDMENT NO. 2 TO

THE STARTEK, INC. EMPLOYEE STOCK PURCHASE PLAN

Introduction

On March 22, 2012, the board of directors approved, subject to stockholder approval, Amendment No. 2 to the StarTek, Inc. 2008 Employee Stock Purchase Plan (the “Purchase Plan Amendment”) and directed that the Purchase Plan Amendment be submitted for approval by our stockholders at our 2012 Annual Meeting of Stockholders.   The Purchase Plan Amendment provides that the number of shares available for purchase under the Employee Stock Purchase Plan be increased by 100,000 shares.

The StarTek, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the board of directors and approved by the stockholders in May 2008.  As of March 12, 2012, 82,196 shares remained available for purchase under the 2008 Plan.

The full text of the Purchase Plan Amendment is set forth in Exhibit A to this proxy statement.  The full text of the Purchase Plan appeared as Exhibit A to the proxy statement for our 2008 Annual Meeting of Stockholders.  The following summary description is qualified in its entirety by reference to the full text of the Purchase Plan, as amended by the Purchase Plan Amendment.

Purpose

The purpose of the Purchase Plan is to provide the employees of our company and our subsidiaries with an opportunity to acquire an equity interest in our company through the purchase of our common stock and, thus, to develop a stronger incentive to work for our continued success. The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”), and is interpreted and administered in a manner consistent with such intent.

Administration

The Purchase Plan is administered by the Compensation Committee of our board of directors (the “Committee”). The Committee is authorized to make any uniform rules that may be necessary to carry out the provisions of the Purchase Plan. Subject to the terms of the Purchase Plan, the Committee shall determine the term of each purchase period and the manner for determining the purchase price of shares to be sold during the purchase period. The Committee is also authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan, and all such determinations are conclusive and binding on all parties.

Eligibility and Number of Shares

A total of 300,000 shares of our common stock was authorized and available for purchase under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of common stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. If the Purchase Plan Amendment is approved by the stockholders, an additional 100,000 shares will be available for purchase under the Purchase Plan.

Any of our employees, and any employees of a parent or subsidiary corporation of our company who is approved for participation by our board of directors, who have been employed for at least six months prior to the start of a Purchase Period (as defined below) and whose customary employment is at least 20 hours per week, are eligible to participate in the Purchase Plan. A “Purchase Period” is each calendar quarter, or such other period of time as may be designated by the Committee. Any eligible employee may elect to become a participant in the Purchase Plan for any Purchase Period by filing an enrollment form with us before the first day of the Purchase Period. The enrollment form will be effective as of the first day of the next succeeding Purchase Period following receipt by us of the enrollment form and will continue to be effective until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.

No employee may participate in the Purchase Plan if the employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of our stock.

As of March 15, 2012, we had approximately 4,200 employees who would be eligible to participate in the Purchase Plan.

Participation

An eligible employee who elects to participate in the Purchase Plan authorizes us to make payroll deductions of a specified amount of the employee’s compensation. The minimum and maximum amounts that may be withheld during a pay period are 1% and 10%, respectively, of the employee’s gross cash compensation. A participant may increase or decrease the amount of his or her payroll deductions, or discontinue deductions entirely. A participant may also elect to withdraw from the Purchase Plan during any Purchase Period, in which event the entire balance of his or her payroll deductions during the Purchase Period will be paid to the participant in cash within 15 days after our receipt of notice of the withdrawal. A participant who stops payroll deductions during a Purchase Period may not thereafter resume payroll deductions during the same Purchase Period, and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Purchase Period.

We hold withheld amounts under the Purchase Plan as part of our general assets until the end of the Purchase Period and then apply such amounts to the purchase of common stock. No interest is credited or paid to a participant for amounts withheld.

Purchase of Stock

Amounts withheld for a participant in the Purchase Plan are used to purchase our common stock as of the last day of the Purchase Period at a price established from time to time by the Committee, which shall be no less than the lesser of: (a) 85% of the Fair Market Value (as defined in the Purchase Plan) of a share of common stock on the first day of the Purchase Period; or (b) 85% of the Fair Market Value of a share of common stock on the last day of the Purchase Period. All amounts so withheld are used to purchase whole shares of common stock, unless the participant has properly notified us that he or she elects to withdraw in cash all of such withheld amounts. Any amount that is not used to purchase shares, including any amount that is insufficient to purchase a whole share of common stock, will be refunded to the participant in cash within 15 days after the end of the Purchase Period.

If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of the available shares of common stock. Any withheld amount not used to purchase shares of common stock will be refunded to the participant in cash.

Shares of our common stock acquired by participants under the Purchase Plan will be held in a general securities brokerage account maintained for the benefit of all participants with an agent selected by us. A participant may request that certificates for the number of shares of common stock purchased by the participant and credited to his or her account be issued and delivered to him or her.

No more than $25,000 in Fair Market Value of shares of common stock may be purchased by any participant under the Purchase Plan and all other employee stock purchase plans we sponsor in any calendar year.

Death, Disability, Retirement or Other Termination of Employment

If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld under the Purchase Plan and not used to purchase shares will be refunded in cash to the participant within 15 days.

Rights Not Transferable

The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

Amendment or Modification

Our board of directors may at any time amend the Purchase Plan in any respect that will not adversely affect the rights of participants pursuant to shares of common stock previously acquired under the Purchase Plan, provided that approval by our stockholders is required to: (a) increase the number of shares of common stock to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions), (b) decrease the minimum purchase price, (c) withdraw the administration of the Purchase Plan from the Committee, or (d) change the definition of employees eligible to participate in the Purchase Plan.

Termination

All rights of participants under the Purchase Plan will terminate at the earlier of: (a) the day that participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares of common stock remaining available for purchase; or (b) at any time, at the discretion of our board of directors, upon at least 30 days notice to the participants. Upon termination or suspension of the Purchase Plan, shares of common stock shall be purchased for participants and cash will be refunded as if the Purchase Plan was terminated at the end of a Purchase Period.

Federal Tax Considerations

Payroll deductions under the Purchase Plan are made after taxes. Participants do not recognize any additional income as a result of participation in the Purchase Plan until the disposal of shares of common stock acquired under the Purchase Plan or the death of the participant. Participants who hold their shares of common stock for more than eighteen months or die while holding their shares of common stock will recognize ordinary income in the year of disposition or death equal to the lesser of: (a) the excess of the fair market value of the shares of common stock on the date of disposition or death over the purchase price paid by the participant; or (b) the excess of the fair market value of the shares of common stock on the first day of the Purchase Period as of which the shares were purchased over the purchase price. If the eighteen month holding period has been satisfied when the participant sells the shares of common stock or if the participant dies while holding the shares of common stock, we will not be entitled to any deduction in connection with the disposition of such shares by the participant.

Participants who dispose of their shares of common stock within eighteen months after the shares of common stock were purchased will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares of common stock on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, we generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

Participants will have a basis in their shares of common stock equal to the purchase price of their shares of common stock plus any amount that must be treated as ordinary income at the time of disposition of the shares of common stock, as explained above. Any additional gain or loss realized on the disposition of shares of common stock acquired under the Purchase Plan will be capital gain or loss.

Vote Required and Board Recommendation

Under the rules of the New York Stock Exchange, approval of the Purchase Plan Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting, and at least a majority of the shares of common stock outstanding must vote on this matter.

The board unanimously recommends that the stockholders vote “FOR” the approval of the Purchase Plan Amendment to increase the number of shares available for purchase under the Purchase Plan by 100,000 shares.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2011, about our equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,091,005	$6.52	381,845
Equity compensation plans not approved by stockholders	—	—	—
Total	2,091,005	$6.52	381,845

PROPOSAL 4.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Exchange Act, stockholders, have an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2011 executive compensation programs and policies and the compensation paid to our named executive officers.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our compensation program, including our executive compensation program are to:

•                  attract, motivate, and retain superior talent;

•                  ensure that compensation is commensurate with our overall performance and increases to stockholder value in the short and long term, and

•                  ensure that our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable growth in stockholder value.

Accordingly, we are asking that the stockholders of StarTek, Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the “Compensation Discussion and Analysis” section, and the compensation tables and narrative discussion contained in the “Compensation of Executive Officers” section in this Proxy Statement.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to our named executive officers. Your advisory vote will serve as an additional tool to guide our board of directors and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders, and is consistent with our commitment to high standards of corporate governance.

Our board of directors unanimously recommends that our stockholders vote “FOR” the executive compensation of our named executive officers as disclosed in this proxy statement.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the board of directors, it will not create or imply any additional fiduciary duty on the part of the board of directors, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote, and the Compensation Committee will consider them in making future decisions about executive compensation arrangements.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our 2013 Annual Meeting of Stockholders must be received at our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, Attention of the Secretary, no later than the close of business on November 28, 2012, for inclusion in our proxy statement relating to the 2012 Annual Meeting.  Under our By-laws, the Secretary must receive notice at our executive offices between January 7, 2013 and March 8, 2013 of any matters to be proposed by a stockholder at the 2013 Annual Meeting in order for such matters to be properly considered at the meeting.  However, if the date of the 2013 Annual Meeting is a date that is more than 30 days before or after May 7, 2013, notice by the stockholder of a proposal must be delivered no earlier than the close of business on the 120th day prior to the 2013 Annual Meeting and no later than the close of business on the later of the 60th day prior to the 2013 Annual Meeting or if the first public announcement of the date of the meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the 2013 Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Our board of directors believes that it is important for current and potential stockholders and other interested parties to have a process to send communications to the board. Accordingly, stockholders and other interested parties desiring to send a communication to the board of directors, or to a specific director, may do so by sending a letter to our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as either a stockholder or non-stockholder and clearly state whether the intended recipients of the letter are all members of the board of directors or certain specified individual directors. The Secretary will open such communications, make copies, and then circulate them to the appropriate director or directors.  Letters directed to our “independent directors” or “outside directors” will be delivered to Dr. Zschau, our Chairman and lead independent director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe that Insiders have timely filed all Section 16(a) reports during the 2011 fiscal year with the exception of a stock option grant to Mr. Chad A. Carlson and an initial statement of beneficial ownership for Mr. Brian P. Gray.  The required forms were subsequently filed with respect to these transactions.

MISCELLANEOUS

Our Annual Report to Stockholders for the year ended December 31, 2011, will be made available with this Proxy Statement to stockholders of record as of March 12, 2012.  The Annual Report to Stockholders for the year ended December 31, 2011, does not constitute a part of the proxy soliciting materials.

Our board of directors and management team are not aware of any other business that may come before the Annual Meeting.  However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

By order of the board of directors

Chad A. Carlson
President and Chief Executive Officer

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including consolidated financial statements, required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, as well as our Forms 10-Q and other SEC filings will be furnished, excluding exhibits, without charge, to any stockholder upon written request.  A copy may be requested by writing to the Director of SEC Reporting, StarTek, Inc., 44 Cook Street, 4th Floor, Denver, Colorado 80206.  Our Annual Report on Form 10-K as well as our Forms 10-Q and other SEC filings can also be obtained over the Internet through the “Investor Relations” section of our web site.  Our Internet address is http://www.startek.com.  We also make the charters for the compensation committee, audit committee and governance and nominating committee of our board of directors, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, available on the “Investor Relations” page of our web site.  Any of these materials are available in print upon request.  Additionally, the Annual Report on Form 10-K and other information we file with the SEC can be inspected at and obtained from the SEC at prescribed rates at public reference facilities maintained by the SEC at Room 1024, 100 F St., NE, Washington, D.C. 20549.  The SEC maintains a web site at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding us that has been filed electronically with the SEC.

EXHIBIT A

AMENDMENT NO. 2
TO THE
STARTEK, INC. EMPLOYEE STOCK PURCHASE PLAN

The StarTek, Inc. Employee Stock Purchase Plan (the “Plan”) is hereby amended (the “Amendment”) as set forth below, such Amendment to be effective upon approval by the Company’s stockholders:

1.             The first sentence of Section 3 is hereby deleted and replaced with the following sentence:

“Shares of Common Stock may be sold to Eligible Employees pursuant to this Plan as hereinafter provided, but not more than 400,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan.”

The remainder of Section 3 shall not be amended.

2.             Capitalized terms as used in this Amendment and not otherwise defined in this Amendment, shall have the meanings assigned to them in the Plan.  The Plan shall otherwise be unchanged by this Amendment.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

STARTEK, IMC.

44 COOK STREET

4TH FLOOR

DEMIER, CO 80206

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

01	Chad A. Carlson	☐	☐	☐

02	Jack D. Plating	☐	☐	☐

03	Benjamin L. Rosenzweig	☐	☐	☐

04	Robert Sheft	☐	☐	☐

05	Dr. Ed Zschau	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain

2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐

		For	Against	Abstain

3	To approve an amendment to our Employee Stock Purchase Plan to increase the maximum number of shares available for purchase under the plan by 100,000 shares of our common stock.	☐	☐	☐

4	To approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000134072_1       R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is! are available at www.proxyvote.com .

STARTEK, INC.

Annual Meeting of Shareholders

May 7, 2012 8:00 AM

This proxy is solicited by the Board of Directors

This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2012 Annual Meeting of Shareholders. The undersigned shareholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ed Zschau or Chad A. Carlson, and each of them, his attorney-in-fact and proxies (with full power of substitution in each), and authorizes each of them to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 7, 2012, at the offices of the Company at 8:00 a.m., and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated on the reverse side on proposals 1, 2, 3 and 4 and in their discretion on all other matters coming before the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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